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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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The Empire District Electric Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE EMPIRE DISTRICT ELECTRIC COMPANY
602 Joplin Avenue
Joplin, Missouri 64801

        March 14, 2008

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held at 10:30 a.m., CDT, on Thursday, April 24, 2008, at the Memorial Hall, 212 W. 8th Street, Joplin, Missouri.

        At the meeting, stockholders will be asked to elect three persons to our Board of Directors for three-year terms, to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and to vote upon a non-binding advisory proposal to declassify the Board of Directors.

        Your participation in this meeting, either in person or by proxy, is important. Even if you plan to attend the meeting, please promptly vote the enclosed proxy through the Internet, by telephone or by mail.

        At the meeting, if you desire to vote in person, you may withdraw the proxy.

                      Sincerely,

                      William L. Gipson
                      President and Chief Executive Officer

THE EMPIRE DISTRICT ELECTRIC COMPANY
602 Joplin Avenue
Joplin, Missouri 64801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock:

        Notice is hereby given that the Annual Meeting of Stockholders of The Empire District Electric Company will be held on Thursday, the 24th of April, 2008, at 10:30 a.m., CDT, at the Memorial Hall, 212 W. 8th Street, Joplin, Missouri, for the following purposes:

  1.
  To elect three Directors for terms of three years.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as Empire's independent registered public accounting firm for the fiscal year ending December 31, 2008.

  3.
  To vote upon a non-binding advisory proposal to declassify the Board of Directors.

  4.
  To transact such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

        Any of the foregoing may be considered or acted upon at the first session of the meeting or at any adjournment or adjournments thereof.

        This year, we are pleased to be using the new U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this proxy statement and our 2007 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2007 Annual Report and a form of proxy card or voting instruction card. All stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail. We believe that this new process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

        Holders of Common Stock of record on the books of Empire at the close of business on February 29, 2008 will be entitled to vote on all matters which may come before the meeting or any adjournment or adjournments thereof. A complete list of the stockholders entitled to vote at the meeting will be open at our office located at 602 Joplin Avenue, Joplin, Missouri, to examination by any stockholder for any purpose germane to the meeting, for a period of ten days prior to the meeting, and also at the meeting.

        STOCKHOLDERS ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OF STOCK OWNED, TO EITHER VOTE THE PROXY THROUGH THE INTERNET OR BY TELEPHONE OR SIGN AND DATE THE PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. A STOCKHOLDER WHO PLANS TO ATTEND THE MEETING IN PERSON MAY WITHDRAW THE PROXY AND VOTE AT THE MEETING.

Joplin, Missouri
Dated: March 14, 2008

                      Janet S. Watson
                      Secretary-Treasurer

PROXY STATEMENT

1.	GENERAL INFORMATION	1
2.	MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING	2
	Proposal 1—Election Of Directors	2
	Information about Nominees	2
	Director Independence	3
	Executive Sessions	4
	Committees of the Board of Directors	4
	Director Nomination Process	5
	Nominating/Corporate Governance Committee Report	6
	Attendance at Annual Meetings	7
	Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm	8
	Proposal 3—Non-Binding Advisory Vote of the Stockholders as to Whether to Declassify the Board of Directors	8
	Background	8
	Pros and Cons	8
	Effect of Advisory Vote	10
3.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11
	Stock Ownership of Directors and Officers	11
	Other Stock Ownership	11
4.	EXECUTIVE COMPENSATION	12
	Compensation Discussion And Analysis	12
	Compensation Committee Report	20
	Summary Compensation Table	21
	Grants of Plan-Based Awards	22
	Outstanding Equity Awards at Fiscal Year-End	24
	Option Exercises and Stock Vested	25
	Pension Benefits	25
	Potential Payments upon Termination and Change in Control	27
	Director Compensation	29
5.	TRANSACTIONS WITH RELATED PERSONS	31
	Transactions with Related Persons	31
	Review, Approval or Ratification of Transactions with Related Persons	31
6.	OTHER MATTERS	32
	Audit Committee Report	32
	Fees Billed by our Independent Auditors during each of the Fiscal Years Ended December 31, 2007 and December 31, 2006	32
	Communications with the Board Of Directors	33
	Section 16(a) Beneficial Ownership Reporting Compliance	33
	Other Business	33
7.	STOCKHOLDER PROPOSALS FOR 2009 MEETING	34
8.	HOUSEHOLDING	34
9.	ELECTRONIC PROXY VOTING	34
10.	INTERNET AVAILABILITY OF PROXY MATERIALS	34
11.	DIRECTIONS TO THE ANNUAL MEETING	35
	Appendix A	A-1

THE EMPIRE DISTRICT ELECTRIC COMPANY
602 Joplin Avenue
Joplin, Missouri 64801

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
April 24, 2008

1. GENERAL INFORMATION

        This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Empire District Electric Company, a Kansas corporation, of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, April 24, 2008, and at any and all adjournments of the meeting.

        A form of proxy is available for execution by stockholders. The proxy reflects the number of shares registered in a stockholder's name. Any stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised by written notice to the Secretary-Treasurer of Empire, by duly executing a proxy bearing a later date or by voting in person at the meeting.

        A copy of our Annual Report for the year ended December 31, 2007 has been mailed or made available electronically to each stockholder of record for the meeting. You are urged to read the entire Annual Report.

        The entire cost of the solicitation of proxies will be borne by us. Solicitation, commencing on or about March 14, 2008, will be made by use of the mails, telephone, Internet and fax and by our regular employees without additional compensation. We will request brokers or other persons holding stock in their names, or in the names of their nominees, to forward proxy material to the beneficial owners of stock or request authority for the execution of the proxies and will reimburse those brokers or other persons for their expense in so doing.

        February 29, 2008 has been fixed as the record date for the determination of stockholders entitled to vote at the meeting and at any adjournment or adjournments thereof. The stock transfer books will not be closed. As of the record date, there were 33,549,171 shares of common stock outstanding. Holders of common stock will be entitled to one vote per share on all matters presented to the meeting.

        The holders of a majority of the shares entitled to vote at the Annual Meeting, represented in person or by proxy, shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at the Annual Meeting. Directors will be elected by a plurality of the votes of the stockholders present in person or represented by proxy at the meeting. For the ratification of the appointment of Empire's independent registered public accounting firm, the vote of a majority of the shares voted on such matter, assuming a quorum is present, shall be the act of the shareholders on such matter. Because the proposal to declassify the Board of Directors is a non-binding advisory vote, there is no specific vote required to adopt the proposal.

        A shareholder voting for the election of directors may withhold authority to vote for all or certain director nominees. A shareholder may also abstain from voting on the approval of the non-binding advisory proposal to declassify the Board of Directors or the ratification of the appointment of Empire's independent registered public accounting PricewaterhouseCoopers LLP. Votes withheld from the election of any nominee for director, abstentions from any other proposal and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on a matter.

        A "broker non-vote" occurs if a broker or other nominee who is entitled to vote shares on behalf of a record owner has not received instructions with respect to a particular item to be voted on, and the broker or nominee does not otherwise have discretionary authority to vote on that matter. Under the rules of the New York Stock Exchange ("NYSE"), brokers may vote a client's proxy in their own discretion on certain items even without instructions from the beneficial owner, but may not vote a client's proxy without voting instructions on "non-discretionary" items. The election of directors and the ratification of Empire's independent registered public accounting firm are considered "discretionary" items; however the non-binding advisory proposal to declassify the Board of Directors is considered a "non-discretionary" item.

2. MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

A. ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

        The Board of Directors is divided into three classes with the Directors in each class serving for a term of three years. The term of office of one class of Directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Directors are permitted to stand for election until they reach the retirement age of 70.

        During 2007, the Board of Directors held four regular one-day meetings and three special meetings. At these meetings, the Board considered a wide variety of matters involving, among other things, our strategic planning, new generation projects, our financial condition and results of operations, financings, our capital and operating budgets, regulatory proceedings, personnel matters, succession planning, risk management, industry issues, accounting practices and disclosure, and corporate governance practices. All of the members of the Board of Directors attended more than 75% of the aggregate of the Board meetings and meetings held by all committees of the Board on which the Director served during the periods that the Director served.

        Unless otherwise specified, the persons named in the accompanying proxy intend to vote the shares represented by proxies for the election of Mr. Kenneth R. Allen, Mr. William L. Gipson and Mr. Bill D. Helton, all of whom are current members of the Board of Directors, as Class III Directors. While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason one or more shall be unable to do so, proxies will be voted for nominees selected by the Board of Directors.

Information about Nominees

        The name, age, principal occupation for the last five years, period of service as a Director of Empire and certain other directorships of each Director are set forth below.

Nominees for Director

        CLASS III DIRECTORS
Nominated Term Expiring at the 2011 Annual Meeting

        Kenneth R. Allen, 50, Vice President, Treasurer and Director of Investor Relations of Texas Industries, Inc. (cement, gravel and building products firm) since 1996. Director of Empire since 2005.

        William L. Gipson, 51, President and Chief Executive Officer of Empire since May 1, 2002. Executive Vice President from 2001 to 2002. Chief Operating Officer from 2001 to 2002. Vice President—Commercial Operations from 1997 to 2001. Director of Empire since 2002.

        Bill D. Helton, 69, Chairman and Chief Executive Officer of New Century Energies (electric utility) until 2000 (retired). Director of Empire since 2004.

Members of the Board of Directors Continuing in Office

CLASS I DIRECTORS
Term Expiring at the 2009 Annual Meeting

        D. Randy Laney, 53, Vice-Chairman of Investlinc Group (private investment and wealth services) since 2003. Founder and Partner of Bentonville Associates Ventures (consumer service consulting) from 1995 to 2003. Founder, Chairman and President of Mercari Technologies (merchandizing optimization) from 1999 to 2003. Vice President of Finance and Treasurer of Wal-Mart Stores from 1991 to 1994. Director of Empire since 2003 and Non-Executive Vice Chairman of the Board effective May 1, 2008.

        Myron W. McKinney, 63, President and Chief Executive Officer of Empire from 1997 to 2002 (retired). Non-executive Chairman of the Board since 2002. Executive Vice President—Commercial Operations of Empire from 1995 to 1997. Executive Vice President of Empire from 1994 to 1995. Vice President—Customer Service of Empire from 1982 to 1994. Director of Empire since 1991.

        B. Thomas Mueller, 60, Founder and President of SALOV North America Corporation (Filippo Berio olive oil importer) since 1987 and an international tax partner with KPMG Peat Marwick from 1979 to 1987. Director of Empire since 2003.

        Mary M. Posner, 68, President and Principal of Posner McCleary Inc. (international advertising, marketing and financial relations firm). Founder and President of the Memorial Day Weekend Salute to Veterans Corporation. Director of Empire since 1991.

CLASS II DIRECTORS
Term Expiring at the 2010 Annual Meeting

        Ross C. Hartley, 60, Co-Founder and Director of NIC Inc. (electronic commerce) since 1991. Director of Empire since 1988.

        Julio S. Leon, 69, President of Missouri Southern State University until 2007 (retired). Director of Empire since 2001.

        Allan T. Thoms, 69, Principal of Allan Thoms Consulting, LLC (regulatory advocacy) since 2007. Consultant with Wilk & Associates/LECG (regulatory advocacy) from 2004 to 2007. Vice President—Public Policy and External Affairs for Verizon Communication Company from 2001 to 2004. Chairman of the Iowa Utilities Board (the public utility regulator in Iowa) from 1995 to 2001. Director of Empire since 2004.

Director Independence

        The Board of Directors has adopted the following categorical standards to assist it in making determinations of independence in accordance with the New York Stock Exchange (the "NYSE") Listed Company Manual:

  1.
  A Director shall not fail to meet any of the independence tests set forth in Section 303A.02(b) of the NYSE Listed Company Manual or any successor provisions thereto.

  2.
  The Board of Directors shall affirmatively determine that, after taking into account all relevant facts and circumstances, the Director has no material relationships with Empire (either directly or as a partner, stockholder or officer of an organization that has a relationship with Empire). For purposes of this determination, the following relationships are not material (unless otherwise prohibited by clause 1 above):

    a.
    If a Director (or any family member of a Director) is a current or former customer, or a current or former employee or Director of a customer (or an affiliate of a customer), of Empire.

    b.
    If a Director is a former employee of an organization which provides investment banking services to Empire or which publishes research opinions with respect to any securities of Empire.

    c.
    If a family member of a Director is an employee of, or otherwise affiliated with, a charitable organization to which Empire contributes less than $25,000 in any fiscal year.

    d.
    If a Director (or any family member of a Director) receives benefits payments under Empire's Retirement Plan or Empire's Supplemental Executive Retirement Plan.

    e.
    If a Director is an executive officer of an organization which is affiliated with an organization where an executive officer of Empire serves on the board.

        The Board of Directors has determined that each of the following meet the independence standards adopted above: Kenneth R. Allen, Ross C. Hartley, Bill D. Helton, D. Randy Laney, Julio S. Leon, Myron W. McKinney, B. Thomas Mueller, Mary M. Posner and Allan T. Thoms. The Board of Directors has determined that William L. Gipson does not meet the independence standards adopted above.

Executive Sessions

        The terms of our Corporate Governance Guidelines provide that Directors will meet in two separate executive sessions chaired by the Chairman of the Board, as follows: (1) all of the Directors and the CEO will meet in executive session and (2) all of the non-management Directors will meet in executive session. Such is the practice after each regularly scheduled Board meeting. All of the non-management Directors of Empire are also independent Directors.

Committees of the Board of Directors

Audit Committee

        We have an Audit Committee of the Board of Directors. The Board has adopted and approved a written charter for the Audit Committee. The charter is available on our website at www.empiredistrict.com. The Audit Committee meets the definition of an audit committee as set forth in Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the "Exchange Act").

        In accordance with its written charter, the Audit Committee assists the Board in its oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditors' qualification and independence and (4) the performance of our internal audit function and independent auditors. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of our independent auditors. The Audit Committee held eight meetings during 2007. The members of the Audit Committee are Mrs. Posner and Messrs. Allen, Hartley and Mueller, each of whom is independent (as independence is defined in the NYSE Listing Standards and the rules of the Securities and Exchange Commission (the "SEC") applicable to audit committee members) and is financially literate (as determined by the Board in its business judgment in accordance with NYSE Listing Standards). The Board has also determined that Messrs. Allen and Mueller are "audit committee financial experts" (as defined in Item 401(h) of Regulation S-K). The report of the Audit Committee can be found below under the heading "Other Matters—Audit Committee Report."

Compensation Committee and Compensation Committee Interlocks and Insider Participation

        We have a Compensation Committee of the Board of Directors. The Compensation Committee assists the Board in establishing and overseeing Director and executive officer compensation policies and practices of Empire on behalf of the Board. The Compensation Committee determines the compensation of each of our executive officers as more fully described under "Executive Compensation—Compensation Discussion and Analysis." In limited circumstances, also as more fully described under "Executive Compensation—Compensation Discussion and Analysis," our Chief Executive Officer makes recommendations to the Compensation Committee with respect to certain aspects of executive compensation. The charter for the Compensation Committee is available on our website at www.empiredistrict.com. The Compensation Committee held five meetings during 2007. The members of our Compensation Committee are Mrs. Posner and Messrs. Helton, Leon and Laney. The Board has determined that each member of the Compensation Committee is "independent" as defined by the NYSE Listing Standards. The report of the Compensation Committee can be found below under the heading "Executive Compensation—Compensation Committee Report."

        None of the members of our Compensation Committee has ever been an officer or employee of Empire or any of its subsidiaries. None of the members of our Compensation Committee had any relationship requiring disclosure under "Transactions with Related Persons" below. None of our current executive officers has ever served as a Director or member of the Compensation Committee (or other Board committee performing equivalent functions) of another for-profit corporation.

Nominating/Corporate Governance Committee

        We have a Nominating/Corporate Governance Committee of the Board of Directors. The Nominating/Corporate Governance Committee is primarily responsible for (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending that the Board select (or re-nominate) the Director nominees for the next annual meeting of stockholders, (2) developing and recommending to the Board a set of corporate governance guidelines applicable to Empire, (3) developing, approving and administering policies and procedures with respect to related person transactions, (4) overseeing the evaluation of the Board and its committees, (5) annually reviewing and recommending Board committee membership, and (6) working with the Board to evaluate and/or nominate potential successors to the CEO. The charter for the Nominating/Corporate Governance Committee is available on our website at www.empiredistrict.com. The Committee held six meetings in 2007. The members of the Committee are Messrs. Allen, Leon, Mueller and Thoms. The Board has determined that each member of the Nominating/Corporate Governance Committee is "independent" as defined by the NYSE Listing Standards. The report of the Nominating/Corporate Governance Committee can be found below under the heading "—Nominating/Corporate Governance Committee Report."

Director Nomination Process

        The Nominating/Corporate Governance Committee selects as candidates those nominees it believes would best represent the interests of the stockholders. This assessment includes such issues as experience, integrity, competence, diversity, skills and dedication in the context of the needs of the Board. In addition, the Committee takes into account the nature of and time involved in the Director's other employment and service on other boards. The Committee reviews with the Board, as required, the requisite skills and characteristics of individual Board members, as well as the composition of the Board as a whole, in the context of the needs of Empire. When seeking new candidates, the Committee has sometimes paid a fee to a third party to assist in the process of identifying and evaluating candidates.

        The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders for election to the Board of Directors. In order to be considered, proposals for nominees for director by stockholders must be submitted in writing to Corporate Secretary: The Empire District Electric Company, 602 Joplin Avenue, Joplin, Missouri 64801.

        In order to nominate a director at the Annual Meeting, Empire's By-Laws require that a stockholder follow the procedures set forth in Article VI, Section 5 of Empire's Restated Articles of Incorporation. In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time it gives notice of recommendation and must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to written notice delivered (i) in the case of a nomination for election at an annual meeting, not less than 35 days nor more than 60 days prior to the annual meeting; and (ii) in the event that less than 45 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or the public disclosure was made.

        The stockholder notice must set forth the following:

  •
  As to each person the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for the election of directors, or is otherwise required by applicable law (including the person's written consent to being named as a nominee and to serving as a director if elected), and

  •
  As to the nominating stockholder on whose behalf the nomination is made, (a) the name and address, as they appear on Empire's books, (b) a representation that the stockholder is a holder of record of the common stock entitled to vote at the meeting on the date of the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

        In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. We did not receive any recommendations for director nominees for the current Annual Meeting of Stockholders by any of our stockholders.

Nominating/Corporate Governance Committee Report

        The Nominating/Corporate Governance Committee, upon its own recommendation, recommended that the Board of Directors nominate Kenneth R. Allen, William L. Gipson and Bill D. Helton for re-election as Class III Directors, subject to stockholder approval, for a three-year term ending at the Annual Meeting of Stockholders in 2011.

        Empire's Board of Directors operates pursuant to a set of written Corporate Governance Guidelines that set forth Empire's corporate governance philosophy and the governance policies and practices that the Board has established to assist in governing Empire and its affiliates. The Guidelines describe the Board membership criteria and the internal policies and practices by which Empire is operated and controlled on behalf of its stockholders.

        In 2007, the Board and its committees continued to examine their processes and strengthen them as appropriate, and the Board's evaluation of Empire's corporate governance processes is ongoing. This assures that the Board and its committees have the necessary authority and practices in place to review and evaluate Empire's business operations as needed, and to make decisions that are independent of Empire's management. As examples, the Board and its committees undertake an annual self-evaluation process, meet regularly without members of management present, have full access to officers and employees of Empire, and retain their own advisors as they deem appropriate.

        The Code of Business Conduct and Ethics, which is applicable to all of our Directors, officers and employees, and the Corporate Governance Guidelines comply with the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange. We also have a separate code of ethics that applies to our chief executive officer and our senior financial officers, including our chief financial officer and our chief accounting officer. All of our corporate governance materials, including our codes of conduct and ethics, our Corporate Governance Guidelines, and our Policy and Procedures with Respect to Related Person Transactions are available for public viewing on our website at www.empiredistrict.com under the Corporate Governance button on the home page or under the heading Investors, Corporate Governance. Copies of our corporate governance materials are also available without charge to interested parties who request them in writing from: Corporate Secretary, The Empire District Electric Company, 602 Joplin Avenue, Joplin, Missouri 64801.

Julio S. Leon, Chairman
Kenneth R. Allen
B. Thomas Mueller
Allan T. Thoms

Attendance at Annual Meetings

        Empire's Corporate Governance Guidelines provide that Directors are expected to attend the annual meeting of stockholders. All members of Empire's Board of Directors except for D. Randy Laney attended the Annual Meeting of Stockholders in 2007.

B. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
(Item 2 on Proxy Card)

        Empire is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the fiscal year ending December 31, 2008. PwC was appointed by the Audit Committee of the Board of Directors on January 30, 2008, and has acted in this capacity since 1992.

        Although ratification by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider this factor when making any future determination regarding PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of Empire and its stockholders.

        Passage of the proposal requires the affirmative vote of a majority of the votes cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PWC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2008.

C. NON-BINDING ADVISORY VOTE OF THE STOCKHOLDERS AS TO WHETHER TO DECLASSIFY THE BOARD OF DIRECTORS
(Item 3 on Proxy Card)

        Empire's Board of Directors is currently divided into three classes, with each Director elected at an Annual Meeting of stockholders serving a term of three years. The term of office of one class of Directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Empire is asking the stockholders to consider and vote upon a non-binding advisory proposal to eliminate the classification of the Board of Directors so that each director will be elected annually.

Background

        We amended our Articles of Incorporation in 1984 to provide for the classification of our Board. The proposal to classify the Board was approved by a vote of 70% of the outstanding shares of our Common Stock (and 95% of the shares voted). Empire and our Board believed at that time that such a classification of the Board was in the best interests of Empire and its stockholders. Over the past 20 years, we have periodically reconsidered the merits of maintaining a classified Board and have continued to believe that it is in the best interests of our company and our stockholders. In light of significant corporate governance changes and heightened awareness of governance issues in the United States over the past few years, our Board has decided, as part of its review of the classification question, to ask the stockholders for their view in the form of a non-binding advisory vote.

        Currently, approximately 50% of public companies in the United States have classified boards. Given this relatively even split, it is not surprising that there is considerable debate in the corporate governance community as to whether, on balance, a classified or a declassified board is more beneficial to stockholders. Set forth below are some arguments both for and against classified boards.

Pros and Cons

        In general, proponents of classified boards argue that the structure provides benefits that contribute to stockholder value, including continuity and stability, protection against unsolicited takeover proposals at unfair prices and enhancement of long-term planning. Opponents take a contrarian view in arguing that classified boards serve only to entrench existing management and directors, discourage takeovers and hold directors less accountable for their decisions.

Stability and Continuity

        Proponents believe that a classified board structure provides stability and continuity in the leadership of a company. Staggered terms ensure that at any given time, the board of directors will have a majority of members who, by serving for several years, have developed a more insightful understanding of the company's business. Directors who have considerable experience with and knowledge of the company's business are better equipped to provide the oversight and make the fundamental decisions required by a board of directors, and, as a result, are more capable of engaging in the long-term strategic planning critical to the company's success. A classified board structure aids the board in attracting and retaining director candidates who are willing to make long-term commitments of their time and energy and enables directors to build on past experience for more effective long-term strategic planning. Classified boards also enhance the independence of non-management directors by providing them with a longer term, insulating them against pressure from management or from special interest groups who might have short-term interests that run contrary to long-term interests of the majority of stockholders.

        Opponents, however, believe companies with classified boards face problems of an entrenched board and management. Dissident stockholders will need to wage at least two proxy contests in order to gain a majority of classified boards. The difficulty and expense to contest at least two election cycles may serve to entrench existing management and directors.

Protection Against Unfair Takeover Proposals

        Proponents also support classified boards because they play a role in ensuring that stockholders are protected against an unsolicited takeover proposal at an unfair price. A classified board prevents a potential acquirer from unilaterally and rapidly gaining control of a company and its assets without paying fair value for them by removing all or a majority of the directors at a single annual meeting and replacing them with its own nominees. A classified board of directors encourages a potential acquirer to negotiate directly with the board of directors at arm's-length, and provides the board of directors with more time and leverage to evaluate the adequacy and fairness of any takeover proposal, negotiate the best result for all stockholders, and consider alternatives available to the company to assure that stockholder value is maximized. Proponents also note that a classified board does not reduce or eliminate any of the fiduciary duties of a director and thus, whether or not a board is classified, when faced with a potential takeover proposal or offer, the directors of a company must exercise their fiduciary duties in considering and determining whether an offer is in the best interests of the company and its stockholders.

        Opponents argue that classified boards have the opposite effect. Classified boards may actually discourage takeovers and detract from stockholder value since potential buyers do not want to engage in a protracted and costly battle with management or the board of directors. The board of directors may be able to frustrate a takeover proposal without stockholder approval, even if an overwhelming majority of stockholders conclude that it is in the best interests of the company. Stockholders who wish to accept an unsolicited proposal and desire to replace incumbent directors may find themselves unable to replace a majority of directors in a single election cycle. As a result, stockholders may be unable to elect in a timely manner a majority of directors that is willing to accept a takeover proposal and allow a bid for the company to proceed.

Accountability to Stockholders

        Opponents of classified boards believe that annual elections for each director are necessary to promote director accountability. If stockholders are dissatisfied with the leadership and decision-making of the board, they can remove the board of directors at the next annual election without having to wait for another election cycle.

        On the other hand, proponents do not agree that classified boards make directors less accountable. The fiduciary duties of directors elected to three-year terms are identical to those of directors elected annually, and the company's directors are no less attentive to stockholder concerns as a result of having been elected to three-year terms. In addition, since one-third of the directors stand for election each year, stockholders have the opportunity on an annual basis to express dissatisfaction with the board of directors or management by replacing, or withholding votes from, the directors standing for election that year.

Effect of Advisory Vote

        Approval of this non-binding advisory proposal will not eliminate the classified board and will not be binding on Empire or the Board of Directors. The vote is being requested as an advisory tool to assist the Board in its decision-making process. To declassify the Board, our Articles of Incorporation need to be amended. There are two methods to effect such an amendment. One method is that our Board (by a two-thirds vote of the "Continuing Directors" (as defined in our Articles of Incorporation)) approves such an amendment and the amendment is then approved by stockholders holding a majority of the outstanding shares of our Common Stock. This provision in the Articles may also be amended without the approval of our Board, but such an amendment would require the affirmative vote of stockholders holding at least 80% of the outstanding shares of our common stock.

        The Board of Directors will consider the results of the vote on this non-binding advisory proposal, along with all other relevant information, in determining whether or not to approve and include for approval by the stockholders at our next Annual Meeting, a binding proposal to declassify the Board.

3. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Directors and Officers

        The following table shows information with respect to the number of shares of our common stock beneficially owned as of February 29, 2008 by each of our executive officers named in the Summary Compensation Table, each Director and our Directors and executive officers as a group.

Name	Position	Shares of Common Stock Beneficially Owned(1)
Myron W. McKinney	Chairman of the Board	20,733
Kenneth R. Allen	Director	8,213
Ross C. Hartley(2)	Director	29,914
Bill D. Helton	Director	5,547
D. Randy Laney	Director	500
Julio S. Leon(3)	Director	2,216
B. Thomas Mueller	Director	2,162
Mary M. Posner	Director	12,555
Allan T. Thoms	Director	1,000
William L. Gipson(4)	President and Chief Executive Officer and Director	50,247
Bradley P. Beecher(4)	Vice President and Chief Operating Officer—Electric	12,076
Ronald A. Gatz(4)	Vice President and Chief Operating Officer—Gas	13,013
Gregory A. Knapp(4)	Vice President—Finance and Chief Financial Officer	12,870
Michael E. Palmer(4)	Vice President—Commercial Operations	10,418
Directors and named executive officers, as a group		181,464

(1)
No Director or executive officer owns more than 0.5% of the outstanding shares of our common stock and all Directors and executive officers as a group own less than 1% of the outstanding shares of our common stock.

(2)
Includes 695 shares for which Mr. Hartley holds a power of attorney for a non-resident relative and 589 shares owned by Mr. Hartley's son.

(3)
Includes 1,707 shares owned by Dr. Leon's spouse.

(4)
Includes 22,800, 3,500, 7,200, 3,300, and 3,400 shares, respectively, issuable upon the exercise of currently exercisable stock options for Messrs. Gipson, Beecher, Gatz, Knapp and Palmer.

Other Stock Ownership

        The following table reflects the holdings of the only person known to the Company to own beneficially more than 5% of our common stock as of February 29, 2008.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,643,460	(1)	7.8%

(1)
Based on a Schedule 13G dated February 14, 2008, filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc. (Price Associates). Price Associates has sole voting power with respect to 548,800 shares and sole dispositive power with respect to 2,643,460 shares. These securities are owned by various individual and institutional investors with respect to which

  Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

4. EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Our executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee and the Board of Directors work together to establish and oversee director and executive officer compensation policies and practices, review and approve executive officer goals and objectives, evaluate executive officer performance, and determine compensation levels. The Compensation Committee is composed entirely of non-employee, independent directors who are appointed by and serve at the sole discretion of the Board of Directors. The Compensation Committee meets at scheduled times during the year and on an as-needed basis.

        The President and CEO attends Compensation Committee meetings, including the meeting where the Compensation Committee deliberates base salary changes and annual metrics and performance measures for the executive officers. His role at these meetings is to review performance, make recommendations, and answer questions Compensation Committee members may have before they establish base salary levels and annual metrics and performance measures for the coming year. The President and CEO does not directly participate in the deliberations of the Compensation Committee and he is not present during the Compensation Committee's deliberations with respect to his compensation.

        The Compensation Committee has retained the services of the Hay Group, an independent consulting firm (compensation consultant), to provide information regarding practices and trends in compensation programs in the utility industry as well as the national market, and to review and evaluate our compensation program as compared to compensation practices of other companies with similar characteristics, including size and type of business.

Compensation Philosophy

        The compensation program for executive officers is designed to provide a competitive compensation package that will enable us to attract and retain highly talented individuals for key positions and promote the accomplishment of our performance objectives. The overarching objective of the Compensation Committee is to provide a conservative, yet secure, base salary, with the opportunity to earn a significantly higher total level of compensation under programs that link executive compensation to Company and individual performance factors.

        The Compensation Committee structures the executive compensation program to motivate executives to achieve specified business goals and to reward the achievement of those goals. Compensation decisions made by the Compensation Committee are based on market analysis, Company performance, achievement of individual performance objectives, and the level and nature of the executive's responsibilities.

        Our compensation program includes three basic compensation elements: (1) Base Salary, (2) Annual Cash Incentives, and (3) Long-Term Incentives. Each element is discussed more fully below. Base Salary combined with Annual Cash Incentives makes up Total Cash Compensation. Total Cash Compensation combined with Long-Term Incentives makes up Total Direct Compensation.

        The Compensation Committee has established a compensation philosophy that targets a certain level for each element of executive pay based on a national market survey developed by the compensation consultant. This survey is discussed in more detail below under "—Benchmarking". Base

Salary is targeted at the 25th percentile of this national market survey. Total Cash Compensation and Total Direct Compensation are targeted to approximate the mid-point between the 25th and 50th percentiles of the same national market survey. To attain these targeted levels of Total Cash Compensation and Total Direct Compensation, the executive officer and the Company must achieve target levels of performance. For purposes of this discussion, target level indicates expected performance results.

        In targeting these levels, the Compensation Committee has established a conservative pay program as compared to our peer group and the general market. By design, Base Salary is set significantly lower than the average Base Salary of the national market (i.e., the 25th percentile). However, the Annual Cash Incentive and Long-Term Incentive elements provide each executive the potential, at the highest level of performance, to achieve total compensation closer to the average total compensation level of the national market (i.e., the 50th percentile). These "at-risk" elements of compensation are tied to both short- and long-term performance measures. In essence, at-risk compensation must be "re-earned" annually. The compensation consultant has provided the Compensation Committee with information regarding practices and trends in compensation programs in the utility industry as well as the national market and has reviewed and evaluated our compensation program as compared to compensation practices of other companies with similar characteristics, including size and type of business. The compensation consultant, at the direction of the Compensation Committee, has conducted this review in order to assess our relative competitive position with regard to compensation being paid within the markets in which we compete for executive talent. As a result, the Compensation Committee has set these target levels in a manner designed to (1) be competitive and permit us to attract and retain executive talent, (2) be generally conservative and (3) incentivize executives to achieve individual and company performance goals.

Benchmarking

        As noted above, the Compensation Committee sets the various benchmarks (i.e., the 25th percentile, the 50th percentile and the midpoint between the 25th and 50th percentiles) based on a national market survey developed by the compensation consultant. Once these levels are set, the Compensation Committee then compares the dollar amounts resulting from this benchmarking process to the corresponding compensation levels at an industry-specific peer group of companies. This comparison is done to ensure that total compensation is competitive within the industry and appropriate when certain levels of performance are achieved. If, based on this comparison, the Compensation Committee determines that the levels set through the benchmarking process are not competitive or are not appropriate, then the Compensation Committee may adjust the applicable compensation levels and targets accordingly.

        The compensation consultant has informed us that the national market survey discussed above contains information on thousands of executives from over 1,100 parent organizations and independent operating units across all industry sectors. In terms of participating organization size, 42% have annual revenues less than $1 billion, 37% have annual revenues between $1 billion and $5 billion, and 21% have annual revenues exceeding $5 billion. Approximately 75% of the organizations participating in the survey have less than 10,000 employees and 60% have less than 5,000 employees. The survey companies comprise three major market sectors: financial (16%), services (27%), and industrial/manufacturing (57%). Included within the industrial/manufacturing sector are 52 utility companies and 80 general manufacturing organizations. The Compensation Committee has relied on the compensation consultant to conduct its own research, compile its own survey data and provide a summarization of such data relevant to the Compensation Committee's decisions with respect to setting compensation levels. Hence, the Compensation Committee does not review the names of the participating survey companies prior to making compensation decisions. However, the names of the parent companies that participated in the national market survey most recently utilized by the compensation consultant in work performed for the Compensation Committee are attached hereto as Appendix A.

        Part of the benchmarking process involves the compensation consultant's use of a systematic approach to job-sizing. This approach recognizes the practical reality that job responsibilities of persons with similar titles may vary significantly from company to company, and that a person's title is not necessarily descriptive of a person's duties. The compensation consultant considers the scope and complexity of incumbent positions within its national market survey and compares these positions to the scope and complexity of our executive positions. The result is an assessment of the relative position of the compensation being paid to our executives in light of the compensation being paid to persons performing duties of similar scope and complexity at the companies participating in the survey. The Compensation Committee uses this assessment to assist it in making decisions regarding appropriate compensation levels for our executive positions. The underlying principle of the evaluation methodology is to focus on identifying those positions that have a scope and complexity of responsibilities that are comparable to those duties exercised by each of our particular executives.

        The industry-specific peer group of companies discussed above is recommended by the compensation consultant and represents publicly traded electric or electric and gas utilities that are comparable to Empire in terms of sales, market value, growth, etc. The peer group currently consists of Black Hills Corporation, Central Vermont Public Service, CH Energy Group Inc., Cleco Corporation, El Paso Electric Company, Green Mountain Power Company, Idacorp Inc., MGE Energy Inc., Otter Tail Corporation, UIL Holdings Corporation, Unisource Energy Corporation, and Unitil Corporation.

Base Salary

        The compensation consultant makes base salary range and midpoint recommendations to the Compensation Committee for each position with consideration given to our compensation philosophy. Base salary ranges and midpoints are generally reviewed every three years as described above to ensure our executive positions are comparable with the marketplace in terms of expertise, scope and accountability.

        At the beginning of the calendar year, the President and CEO reviews executive officer performance with, and makes Base Salary recommendations to, the Compensation Committee for all executive officers other than himself. Based upon his review and recommendations, and with consideration given to market information provided by the compensation consultant, the Compensation Committee sets the Base Salary of each such executive officer for the calendar year. The Compensation Committee independently appraises the performance of the President and CEO, and sets his Base Salary accordingly. The Compensation Committee also determines any Base Salary adjustments necessary throughout the calendar year should a material change in office or responsibilities occur.

Annual Cash Incentives

        The Annual Cash Incentive portion of Total Cash Compensation is derived from the Executive Officer Annual Incentive Plan (AIP). Under this individualized annual plan, each executive officer can earn additional cash compensation based on performance measured against short-term tactical goals that lend support to our long-term vision, goals and strategies. A set of metrics and corresponding performance measures relevant to each executive's area is developed from the broad corporate goals and key business strategies at the beginning of the calendar year. One or more performance measures are developed for each metric. Each performance measure is assigned a percentage weighting. The weightings of each performance measure sum up to 100%. While corporate goals and key business strategies have a long-term, multi-year perspective, the metrics developed from them are short-term in perspective, focusing on the operating conditions and circumstances of a particular year. Each executive officer provides the President and CEO a set of proposed metrics and performance measures for each new calendar year. The President and CEO evaluates the proposed metrics and performance measures and makes any necessary modifications. The President and CEO presents the proposed annual metrics and performance measures for himself and all other executive officers to the Compensation Committee each new calendar year. The Compensation Committee reviews his recommendations for consistency, measurability, and equity relative to individual responsibilities and, together with their assessment of near-term Company objectives, makes any necessary adjustments to individual Annual Incentive Plans before approving. No single performance measure is material to the compensation program overall; for example, the average target opportunity associated with a single performance measure in 2007 and 2008 was $7,698 and $7,721, respectively.

        Generally, each executive's plan has an Expense Control metric. Additional metrics commonly applied to the President and CEO and the Vice-President of Finance and CFO include Financial Performance, Capital Markets, and Corporate Governance. Executive officers who have responsibilities over our operational areas have specific operational metrics related to their areas of responsibilities, such as Project Completion, Customer Service, Regulatory Performance, Operations/Safety, and Strategic Development.

        Performance measure ranges are generally linked to threshold, target and maximum performance award levels. For instance, to qualify for the threshold performance award under a performance measure of budgetary control, an executive must operate their responsibility area at no greater than +5% of budget. To qualify for the maximum performance award under the same performance measure, an executive must operate their responsibility area at -5% of budget. The qualification criteria for other performance measures may be whether the executive accomplished or did not accomplish the measure. Under this criterion, the executive must fully accomplish the measure to qualify for any award. Generally, all measurements are quantitative with the exception of those described below as qualitative.

        Metrics developed for 2007 consisted of:

  •
  Expense Control.  Measures included control of operating/maintenance, capital and purchased power expenses.

  •
  Project Completion.  Measures included completion of the scheduled maintenance outage and Selective Catalytic Reduction (SCR) installation at our Asbury Generating Station, the Ozark/Nixa, Missouri, transmission line construction project, and the attainment of a labor agreement with Local Union 1474 of the IBEW (a qualitative measure).

  •
  Customer Service.  Measures included minimization of customer complaints to state public service commissions, minimization of generation station forced outages, minimization of call center telephone response time, and control of customer outages due to vegetation in primary distribution lines.

  •
  Regulatory Performance.  Measure consisted of minimization of Notices of Violation received from state departments of natural resources.

  •
  Financial Performance.  Measure consisted of management of our short-term debt costs.

  •
  Operations/Safety.  Measures included our gas property long-term staffing plan (a qualitative measure), gas property safety audits conducted by the Missouri Public Service Commission, and gas property residential customer growth.

  •
  Strategic Development.  Measure consisted of exiting our Fast Freedom business.

  •
  Capital Markets.  Measures involved conferences with rating agencies and institutional investors and the issuance of debt and equity.

  •
  Corporate Governance.  Measures consisted of the identification or lack thereof of material weaknesses or significant defects in internal controls.

        Metrics developed for 2008 consist of:

  •
  Expense Control.  Measures include control of operating/maintenance, capital and purchased power expenses.

  •
  Project Completion.  Measures include service to a casino project in northeast Oklahoma, the Ozark/Nixa, Missouri transmission line construction project, and our Iatan 2 and Plum Point generation projects.

  •
  Customer Service.  Measures include minimization of customer complaints to state public service commissions, minimization of generation station forced outages, minimization of call center telephone response time, and control of customer outages due to vegetation in primary distribution lines.

  •
  Regulatory Performance.  Measures consist of the outcome of Missouri Electric Rate Case No. ER-2008-0093, implementation of a Missouri Fuel Adjustment Clause (a qualitative measure), our participation in Kansas Wind Policy Development (a qualitative measure) and Southwest Power Pool Board and Regional State Committee meetings, analysis and development of vegetation management and infrastructure inspection plans (a qualitative measure), and minimization of Notices of Violation received from state departments of natural resources,

  •
  Financial Performance.  Measure consists of management of our short-term debt costs.

  •
  Operations/Safety.  Measures include our gas property mapping and meter automation project (a qualitative measure), gas property safety audits conducted by the Missouri Public Service Commission, and gas property residential customer growth.

  •
  Capital Markets.  Measures involve conferences with rating agencies and institutional investors, financing activities, and the issuance of debt.

  •
  Corporate Governance.  Measures consist of the identification or lack thereof of material weaknesses or significant defects in internal controls.

        Once metrics, performance measures and weightings are determined, total target Annual Cash Incentive amounts are calculated for each executive officer with consideration given to the Total Cash Compensation philosophy discussed above. During 2007, for the President and CEO, the Annual Cash Incentive amount available at target levels of performance was equal to 55% of annual base salary. Thus, in accordance with the philosophy described above, the base salary of the President and CEO, plus a target level cash incentive amount equal to 55% of annual base salary, was designed to approximate the midpoint between the 25th and 50th percentile of the national market. During 2007, the Annual Cash Incentive amount available for executive officers other than the President and CEO, at target levels of performance, equaled 35% of annual base salary.

        Performance levels above and below the target level of performance are also determined for each performance measure. A threshold level of performance indicates a minimum (below target) level of expected performance. A maximum level of performance indicates a higher (above target) level of expected performance. Greater incentive compensation is payable if the maximum level of performance is achieved. An incentive compensation award at the threshold level of performance is equal to 50% of the target level award. At the maximum level of performance, the incentive compensation award is equal to 200% of the target level award. When performance levels are between the threshold and maximum performance levels, the amount of incentive compensation award is interpolated. If an executive does not perform at least at a threshold level of performance with regard to any particular individual performance measure, no incentive compensation is awarded with respect to that performance measure.

        Each executive officer's performance against his/her individual AIP is reviewed by the President and CEO with the Compensation Committee following the conclusion of the calendar year. The President and CEO recommends incentive payments reflective of performance against each executive officer's individual AIP during the calendar year. The Compensation Committee considers his recommendations, makes any appropriate adjustments and determines the amount of Annual Cash Incentive earned by each executive. The Compensation Committee independently appraises the performance of the President and CEO, and determines his incentive award accordingly.

        The President and CEO's Annual Cash Incentive award for 2007, paid in 2008, was approximately 90% of his target amount. The average Annual Cash Incentive award for 2007 for all other executive officers was approximately 88% of their target amounts. Since the adoption of the current form of the Executive Officer Annual Incentive Plan in 2001, the average Annual Cash Incentive award for all executive officers, including the President and CEO but excluding executive officers who have since retired, was approximately 97% of the target opportunity amounts.

Long-Term Incentives

        Long-Term Incentives consist of (1) stock options, (2) dividend equivalent rights, and (3) performance-based restricted stock awards linked to Empire's performance. All of these equity awards are now granted under our 2006 Stock Incentive Plan, which was approved by shareholders in 2005. Each of these components is discussed in more detail below. The Long-Term Incentive element is designed to motivate executive officers over the long-term to put forth maximum effort in contributing to the continued success and growth of Empire, and to ensure the interests of the executive officers are aligned with those of shareholders. In addition, Long-Term Incentives provide a measure of retention incentive for executive officers, leading to enhanced stability of our senior management team. During 2007, the Long-Term Incentive opportunity for the President and CEO equaled 100% of his annual base salary, while the Long-Term Incentive opportunity for executive officers other than the President and CEO equaled 50% of their annual base salaries (up from 30% in 2006).

        A significant portion of each executive's total compensation is at-risk in the form of equity compensation. At target levels of performance, the stock options and dividend equivalents combined are intended to represent approximately one-half the total value of each executive officer's Long-Term Incentive opportunity, with the performance-based restricted stock awards representing the remaining half.

  Stock Options

        The granting of stock options to executive officers is intended to promote a longer-term perspective and ensure proper focus on the creation of shareholder value as options only have value if the stock price increases over time. Executives are able to purchase shares of common stock at an option price equal to the average price of our common stock on the grant date. In accordance with the Stock Incentive Plan, this average price is determined by calculating the average value between the high and low stock trading prices on the day of the award. The Compensation Committee believes this average is more representative of the price paid by investors on the grant date to acquire Empire stock than the closing market price. The options have a ten-year term and first become exercisable on the third anniversary of the grant date provided the executive remains employed until such date. Options are subject to accelerated vesting in the event of a change in control of Empire (see "Potential Payments upon Termination and Change in Control" below) or termination of employment under certain specific conditions. These conditions include death, retirement, disability, involuntary termination without cause or voluntary termination by the executive with the consent of the

Compensation Committee. In the event of involuntary termination of the executive's employment for cause, options shall terminate immediately.

        Stock options are valued on the basis of an expanded Black-Scholes model provided by the compensation consultant. Repricing of options is not permitted under the 2006 Stock Incentive Plan. Stock option awards are approved by the Compensation Committee at the first meeting of the calendar year, generally around February 1. The date of this meeting becomes the grant date of the stock options.

  Dividend Equivalents

        To encourage executive officers to focus attention on maximizing the dividend paid to shareholders, dividend equivalents are awarded in conjunction with each stock option grant. In other words, dividends that would have been payable if the executive owned (during the vesting period following the grant date) the shares covered by the options are accumulated until the earliest of the third anniversary of the date of grant, the date of a change in control of Empire, or the date of termination of employment. The accumulated value of such dividend equivalents is converted on the earliest of the third anniversary or the date of a change in control into fully vested shares of common stock.

        Dividend equivalents are subject to forfeiture if the executive's employment terminates before being converted except under certain specific conditions under which the executive might be entitled to a pro-rata portion of the dividend equivalents such executive would otherwise have earned. These conditions include death, retirement, disability, involuntary termination without cause or voluntary termination by the executive with the consent of the Compensation Committee.

  Performance-Based Restricted Stock

        Performance-based restricted stock awards granted to executive officers provide the opportunity to receive a number of shares of common stock at the end of a three-year performance period if performance goals set forth in the award are satisfied. The performance goals are tied to the percentile ranking of Empire's total shareholder return (share price appreciation or decline plus dividends paid) for the three-year performance period as measured over the same period against all publicly traded, investor-owned utility companies. The target level of performance under the 2007 and 2008 grants was set at the 50th percentile ranking when compared to this group. The threshold level was set at the 20th percentile, while the maximum level was set at the 80th percentile. At the end of the performance period (December 31, 2009 for awards granted in 2007 or December 31, 2010 for awards granted in 2008), the executive would earn 100% of the target number of shares if the target (50th percentile) level of performance is reached. If the threshold level of performance is reached, the executive would earn 50% of the target number of shares. If performance reaches or exceeds the maximum level, the executive would earn 200% of the target number of shares. When performance levels are between the threshold and maximum performance levels, the amount of shares the executive earns is interpolated. No shares are earned if the threshold level of performance is not reached. Performance-based restricted stock awards are approved by the Compensation Committee at the first meeting of the calendar year.

        If employment terminates during the performance period because of death, retirement, or disability, the executive is entitled to a pro-rata portion of the performance-based restricted stock awards such executive would otherwise have earned. If employment is terminated during the performance period for reasons other than those listed above, the performance-based restricted stock awards will be forfeited on the date of the termination unless the Compensation Committee determines, in its sole discretion, that the executive is entitled to a pro-rata portion of such award.

  Total Incentive Compensation

        Based on levels of individual and Empire performance, the President and CEO can earn incentive compensation (Annual Cash Incentive plus Long-Term Incentives) ranging from 0% of annual base salary if no threshold levels of performance are met, to 260% of annual base salary if maximum performance is attained with regard to all performance measures. At target levels of performance, the President and CEO can earn incentive compensation approaching 155% of annual base salary. Similarly, executive officers other than the President and CEO can earn incentive compensation ranging from 0% of base salary to 145% of annual base salary depending on performance levels attained or not attained. At target levels of performance, executive officers other than the President and CEO can earn incentive compensation approaching 85% of annual base salary.

        All of the percentages of annual base salary described above are based on the grant date values of the incentive compensation.

Limitations on Incentive Compensation

        Regardless of the extent to which any performance goals are met in any calendar year, no incentive compensation is provided to any executive for any year in which we do not pay dividends per share of common stock at least equal to the dividends per share paid in the preceding year. Thus, if the dividend had been reduced in 2007 compared to 2006, no annual incentive compensation awards would have been payable in 2008 with respect to 2007 performance and no grants of stock options, dividend equivalents or performance-based restricted stock awards would be made in 2008. This restriction did not apply with respect to 2007 because dividends paid in 2007 on each share of our common stock were equal to those paid in 2006.

Change in Control

        We maintain a Change In Control Severance Pay Plan that covers executive officers as well as our other key employees who are not executive officers. The purpose of the plan is to assure continuity in leadership, continued focus, and dedication to customer and shareholder interests during and immediately after a change in control by mitigating the personal concerns that may confront a participant as a result of such an event. The plan provides severance pay benefits upon termination of employment after a change in control. This requirement of a "double-trigger" (i.e., the requirement that there be a change in control and a termination of employment) was instituted to balance the interests of the executive, Empire and our shareholders. There are several conditions that could constitute a change in control, but primarily, a change in control occurs if a merger or consolidation with, or sale to, another corporation or entity is consummated. The Change In Control Severance Pay Plan is discussed more fully under the section entitled "Potential Payments upon Termination and Change in Control."

        We have not entered into any form of employment agreements with any executive officer other than agreements under the Change In Control Severance Pay Plan.

Other Benefits

        Executive officers participate in the same Retirement Plan that covers substantially all our other employees. This plan is a noncontributory, trusteed pension plan designed to meet the requirements of Section 401(a) of the Internal Revenue Code. Normal retirement is at age 65, with early retirement permitted under certain conditions. We also maintain a Supplemental Executive Retirement Plan which covers the executive officers who participate in the Retirement Plan. This supplemental plan is intended to provide benefits which, except for the applicable limits of Section 415 and Section 401(a)(17) of the Internal Revenue Code, would have been payable under the Retirement Plan.

The supplemental plan is not qualified under the Internal Revenue Code and benefits payable under the plan are paid out of our general funds.

        With the exception of certain plans specifically referenced in this discussion, the executive officers participate in the same health and welfare plans and under the same plan provisions available to all our other employees.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (which is set forth above) with management. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

D. Randy Laney, Chairman
Bill D. Helton
Julio S. Leon
Mary M. Posner

Summary Compensation Table

        Set forth below is summary compensation information for each person who was (1) at any time during 2007 our Chief Executive Officer or Chief Financial Officer and (2) at December 31, 2007, one of our three most highly compensated executive officers, other than the Chief Executive Officer and the Chief Financial Officer (collectively, the "Named Executive Officers").

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards (1)($) (e)	Option Awards (2)($) (f)	Non-Equity Incentive Plan Compensation (3)($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)($) (h)	All Other Compensation (5)(6)($) (i)	Total ($) (j)
William L. Gipson, President and Chief Executive Officer	2007 2006	315,000 300,000	5,000 0	239,075 86,269	65,647 89,541	155,626 97,545	135,662 177,943	9,896 8,608	925,906 759,906
Gregory A. Knapp, Vice President—Finance and Chief Financial Officer	2007 2006	154,500 147,000	2,500 1,000	44,209 12,686	14,994 22,653	60,387 25,717	63,112 44,117	8,420 3,881	348,122 257,054
Bradley P. Beecher, Vice President and Chief Operating Officer—Electric	2007 2006	208,000 166,668	0 0	53,700 13,827	13,737 13,897	54,851 33,062	15,047 22,218	7,162 5,418	352,497 255,090
Ronald F. Gatz, Vice President and Chief Operating Officer—Gas	2007 2006	151,000 137,083	0 0	41,990 12,616	14,518 20,916	34,355 25,005	23,056 25,792	6,082 9,476	271,001 230,888
Michael E. Palmer, Vice President—Commercial Operations	2007 2006	162,000 155,500	0 750	47,295 13,650	12,108 13,559	44,113 17,496	22,720 38,582	6,615 22,969	294,851 262,506

(1)
Represents the amount recorded as compensation expense in our income statement for the applicable year in accordance with FAS 123(R) "Share-Based Payment" issued by the Financial Accounting Standards Board ("FAS 123(R)") relating to awards of performance-based restricted stock and dividend equivalents. Includes amounts relating to performance based restricted stock awarded to Messrs. Gipson, Knapp, Beecher, Gatz and Palmer of $172,296, $31,111, $37,482, $29,478, and $33,534, respectively, for 2007 and $44,057, $6,521, $7,128, $5,914 and $7,129, respectively, for 2006. Also includes amounts relating to dividend equivalents awarded to Messrs. Gipson, Knapp, Beecher, Gatz and Palmer of $66,779, $13,098, 16,219, $12,512, and $13,762, respectively, for 2007, and $42,212, $6,165, $6,699, $6,702 and $6,521, respectively, for 2006. A discussion of the assumptions used to determine the grant date fair value can be found under Note 5 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 (the "2007 10-K").

(2)
Represents the amount recorded as compensation expense in our income statement for the applicable year in accordance with FAS 123(R) relating to awards of options to purchase common stock. A discussion of the assumptions used to determine the grant date fair value can be found under Note 5 to our Consolidated Financial Statements included in the 2007 10-K.

(3)
Represents cash awards under our Executive Officer Annual Incentive Plan.

(4)
Represents the difference between the actuarial present value of each Named Executive Officer's accumulated benefit under all defined benefit plans at December 31 of the applicable year and the actuarial present value of each Named Executive Officer's accumulated benefit under all defined benefit plans at December 31 of the preceding year. Messrs. Gipson, Knapp, Beecher, Gatz and Palmer participate in The Empire District Electric Company Employees' Retirement Plan (Retirement Plan). Messrs. Gipson and Beecher also participate in The Empire District Electric Company Supplemental Executive Retirement Plan (SERP). The amount of change in the pension value for Messrs. Gipson, Knapp,

  Beecher, Gatz and Palmer attributable to the Retirement Plan is $5,833, $63,112, $7,709, $23,056, and $22,720, respectively, for 2007, and $20,307, $44,117, $21,502, $25,792, and $38,582, respectively, for 2006. The amount of the change in pension value for Messrs. Gipson and Beecher attributable to the SERP is $129,829 and $7,337, respectively, for 2007, and $157,636 and $716, respectively, for 2006. None of the Named Executive Officers participated in a non-qualified deferred compensation arrangement.

(5)
Includes matching contributions under our 401(k) Retirement Plan in the amounts of $7,750, $4,631, $6,235, $4,527, and $4,856 for 2007, and $7,500, $3,237, $4,971, $4,104 and $4,661 for 2006 for Messrs. Gipson, Knapp, Beecher, Gatz and Palmer, respectively. Also includes our payment of term life insurance premiums on behalf of Messrs. Gipson, Knapp, Beecher, Gatz and Palmer in the amounts of $2,146, $1,571, $927, $1,556, and $1,759, respectively, for 2007, and $819, $528, $447, $1,537 and $948, respectively, for 2006.

(6)
Mr. Knapp's Other Compensation includes the provision of a medical examination (and a related tax "gross-up" of $2,218). Perquisites are valued at actual cost to Empire. Perquisites and other personal benefits for Named Executive Officers other than Mr. Palmer were not included in the Summary Compensation Table because the aggregate value, based upon actual cost to Empire of the perquisites, did not exceed $10,000.

Grants of Plan-Based Awards

        The following table shows information about plan-based awards granted during fiscal 2007 to the Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
										Exercise or Base Price of Option Awards (5) ($/Sh) (k)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	All Other Stock Awards: Number of Shares of Stock or Units (3)(#) (i)	All Other Option Awards: Number of Securities Underlying Options (4)(#) (j)		Grant Date Fair Value of Stock and Option Awards ($) (l)
W.L. Gipson	01/31/2007 01/31/2007 01/31/2007 01/31/2007	86,625	173,250	346,500	3,500	7,000	14,000	4,097	25,400	23.805	N/A 165,830 97,536 60,452
G.A. Knapp	01/31/2007 01/31/2007 01/31/2007 01/31/2007	27,038	54,075	108,150	850	1,700	3,400	1,016	6,300	23.805	N/A 40,273 24,192 14,994
B.P. Beecher	01/31/2007 01/31/2007 01/31/2007 01/31/2007	36,400	72,800	145,600	1,150	2,300	4,600	1,355	8,400	23.805	N/A 54,487 32,256 19,992
R.F. Gatz	01/31/2007 01/31/2007 01/31/2007 01/31/2007	26,425	52,850	105,700	850	1,700	3,400	984	6,100	23.805	N/A 40,273 23,424 14,518
M.E. Palmer	01/31/2007 01/31/2007 01/31/2007 01/31/2007	28,350	56,700	113,400	900	1,800	3,600	1,065	6,600	23.805	N/A 42,642 25,344 15,708

(1)
Represents cash awards under our Executive Officer Annual Incentive Plan.

(2)
Represents awards of performance-based restricted stock.

(3)
Represents awards of dividend equivalents.

(4)
Represents awards of options to purchase common stock.

(5)
Represents the average of the high and low stock trading prices on the day of the award.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

  Annual Cash Incentives

        Grants of awards under our Executive Officer Annual Incentive Plan are disclosed in the Grants of Plan-Based Awards Table in the year they are granted. The value of the award is disclosed in the Summary Compensation Table in the year when the performance criteria under the plan are satisfied and the compensation earned. For example, the amount set forth in the Summary Compensation Table for 2007 represents the award made in the beginning of 2007 and paid in early 2008 based on the performance during 2007.

  Performance-Based Restricted Stock

        Grants of awards of performance-based restricted stock and the full grant date fair value (determined in accordance with FAS 123(R)) of such awards are disclosed in the Grants of Plan-Based Awards Table in the year they are granted. The amount recorded as compensation expense in our income statement in accordance with FAS 123(R) relating to any such awards is disclosed in the Summary Compensation Table in the year when the compensation expense is recorded. The performance-based restricted share awards underlying the Stock Awards compensation expense in the Summary Compensation Table for each executive officer are as follows:

	2005 Award	2006 Award	2007 Award
Mr. Gipson	7,000	7,200	7,000
Mr. Knapp	1,000	1,100	1,700
Mr. Beecher	1,100	1,200	2,300
Mr. Gatz	900	1,000	1,700
Mr. Palmer	1,100	1,200	1,800

  Stock Options

        Grants of awards of options to purchase stock and the full grant date fair value (determined in accordance with FAS 123(R)) of such awards are disclosed in the Grants of Plan-Based Awards Table in the year they are granted. The amount recorded as compensation expense in our income statement in accordance with FAS 123(R) relating to any such awards is disclosed in the Summary Compensation Table in the year when the compensation expense is recorded. The stock option awards underlying the Option Awards compensation expense in the Summary Compensation Table for each executive officer are as follows:

	2005 Award	2006 Award	2007 Award
Mr. Gipson	22,800	22,400	25,400
Mr. Knapp	3,300	3,300	6,300
Mr. Beecher	3,500	3,600	8,400
Mr. Gatz	3,000	3,100	6,100
Mr. Palmer	3,400	3,500	6,600

  Dividend Equivalents

        Grants of awards of dividend equivalents and the full grant date fair value (determined in accordance with FAS 123(R)) of such awards are disclosed in the Grants of Plan-Based Awards Table in the year they are granted. The amount recorded as compensation expense in our income statement in accordance with FAS 123(R) relating to any such awards is disclosed in the Summary Compensation Table in the year when the compensation expense is recorded. The number of shares in column (i) of the Grants of Plan-Based Awards Table represents the number of shares obtained by assuming the current annual dividend rate for the three-year vesting period.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information with respect to the common stock that may be issued upon the exercise of options and other awards under our existing equity compensation plans as of December 31, 2007.

	Option Awards					Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable(1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($) (j)

W.L. Gipson	0 0 0	22,800 22,400 25,400		22.77 22.23 23.805	02/02/2015 02/01/2016 01/31/2017			21,200 7,787	482,936 177,408

G.A. Knapp	0 0 0	3,300 3,300 6,300		22.77 22.23 23.805	02/02/2015 02/01/2016 01/31/2017			3,800 1,281	86,564 29,184

B.P. Beecher	0 0 0	3,500 3,600 8,400		22.77 22.23 23.805	02/02/2015 02/01/2016 01/31/2017			4,600 1,466	104,788 33,408

R.F. Gatz	4,200 0 0 0	0 3,000 3,100 6,100		21.79 22.77 22.23 23.805	01/28/2014 02/02/2015 02/01/2016 01/31/2017			3,600 1,196	82,008 27,264

M.E. Palmer	0 0 0	3,400 3,500 6,600		22.77 22.23 23.805	02/02/2015 02/01/2016 01/31/2017			4,100 1,337	93,398 30,464

(1)
The vesting date for the exercisable options was January 28, 2007 with an expiration date of January 28, 2014.

(2)
The vesting date for the unexercisable options is: (a) February 2, 2008, in the case of options with an expiration date of February 2, 2015, (b) February 1, 2009, in the case of options with an expiration date of February 1, 2016, and (c) January 31, 2010, in the case of options with an expiration date of January 31, 2017.

(3)
The first number in column (i) represents the total number of shares attainable at the target level of performance for the 2005, 2006 and 2007 grants of performance-based restricted stock.

(4)
The second number in column (i) represents the number of shares attainable at fiscal year-end 2007 through the dividend equivalents awarded with the 2005, 2006 and 2007 option grants. The number of shares is derived by dividing the accumulated value of the dividend equivalents by the closing price of our common stock at year-end.

(5)
The first number represents the value of the performance-based restricted stock listed in column (i) and the second number represents the value of the shares listed in column (i) attainable through dividend equivalents awarded with the 2005, 2006 and 2007 option grants.

Option Exercises and Stock Vested

        The following table provides information with respect to the number and value of shares acquired during 2007 from the exercise of vested stock options, dividend equivalents and the vesting of performance-based stock awards.

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting(1) (#) (d)	Value Realized on Vesting ($) (e)

W.L. Gipson	4,276	107,755	9,599	228,069

G.A. Knapp	608	15,322	1,377	32,718

B.P. Beecher	681	17,236	1,501	35,664

R.F. Gatz	0	0	1,269	30,151

M.E. Palmer	667	16,882	1,485	35,284

    (1)
    Represents the vesting of the following awards granted in 2004: performance-based restricted stock and dividend equivalents.

Pension Benefits

        We maintain The Empire District Electric Company Employees' Retirement Plan (Retirement Plan) covering substantially all of our employees. The Retirement Plan is a noncontributory, trusteed pension plan designed to meet the requirements of Section 401(a) of the Internal Revenue Code. Each covered employee is eligible for retirement at normal retirement date (age 65), with early retirement permitted under certain conditions. We also maintain The Empire District Electric Company Supplemental Executive Retirement Plan (SERP) which covers our officers who are participants in the Retirement Plan. We desire to provide a retirement benefit to our executive officers that is proportional, with respect to percentage of final average annual earnings, to the retirement benefit available to all other eligible employees. However the amount of average annual earnings that can be used to calculate retirement benefits under the Retirement Plan is restricted by Internal Revenue Code limitations. As explained below, the SERP is designed to restore retirement benefits an executive officer would otherwise lose due to such limitations. The SERP is not qualified under the Internal Revenue Code and benefits payable under the plan are paid out of our general funds.

        The following table sets forth, with respect to each Named Executive Officer, the actuarial present value at December 31, 2007 of accumulated benefits under the Retirement Plan and the SERP, the number of years of credited service and the payments made under such plans during 2007.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1) ($) (d)	Payments During Last Fiscal Year ($) (e)

W.L. Gipson	The Empire District Electric Company Employee's Retirement Plan The Empire District Electric Company Supplemental Executive Retirement Plan	26.8 26.8	352,309 550,799	0 0

G.A. Knapp	The Empire District Electric Company Employee's Retirement Plan The Empire District Electric Company Supplemental Executive Retirement Plan	28.0 28.0	432,058 N/A	0 0

B.P. Beecher	The Empire District Electric Company Employee's Retirement Plan The Empire District Electric Company Supplemental Executive Retirement Plan	18.2 18.2	125,628 8,053	0 0

R.F. Gatz	The Empire District Electric Company Employee's Retirement Plan The Empire District Electric Company Supplemental Executive Retirement Plan	6.8 6.8	104,591 N/A	0 0

M.E. Palmer	The Empire District Electric Company Employee's Retirement Plan The Empire District Electric Company Supplemental Executive Retirement Plan	21.6 21.6	246,989 N/A	0 0

(1)
Value represents Actuarial Present Value of age 65 monthly benefit. Assumed discount rate of 5.90%, no pre-retirement mortality or decrements, post-retirement mortality using an industry standard mortality table known as RP2000, and no collar adjustment.

        Normal retirement under the Retirement Plan is age 65, or, for individuals hired after December 31, 1996 and within 5 years of their 65th birthday, normal retirement will be the 5th anniversary of their hire date. Retirement benefits are calculated based on credited service (a plan year after age 21 in which the employee completes 2,080 hours of service), average annual earnings, and Social Security covered compensation. The formula used to determine normal retirement benefits during 2007 was as follows:

  •
  1.250% of average annual earnings up to Social Security covered compensation times years of credited service up to 35 years, plus

  •
  1.625% of average annual earnings in excess of Social Security covered compensation times years of credited service up to 35 years, plus

  •
  1.625% of average annual earnings times years of credited service in excess of 35 years up to a maximum of 5 additional years of covered service.

        Effective January 1, 2008, the factors in the retirement benefit formula described above were increased to 1.2625%, 1.64125% and 1.64125%, respectively.

        Earnings include base salary, cash incentive amounts, the value of performance-based restricted stock on the award date, and dividend equivalents. Average annual earnings is the average of annual earnings over the five consecutive years within the ten-year period prior to termination of employment which produces the highest average. Early retirement is available at age 55 with 5 years of eligibility service (any plan year after age 21). The benefit is calculated in the same manner as the normal retirement benefit before applying early retirement reduction factors which reduce the normal retirement benefit by a certain percentage. For instance, the normal retirement benefit is reduced by 25% if an employee elects to retire at age 55. If an employee terminates employment after completing five years of vesting service (a plan year after age 18 in which the employee completes 1,000 hours of service), such employee is entitled to a benefit beginning at age 65. The benefit is calculated in the same manner as the normal retirement benefit. Forms of benefits include life only, and 25%, 33 1/3%, or

66 2/3% joint and survivor (J&S) benefits. Election of the J&S benefit (only available to married participants) has the effect of reducing the employee's benefit. The reduction is dependent on the employee's age, the spouse's age, and the J&S benefit percentage elected.

        Executive officers whose accrued benefit under the Retirement Plan is reduced by the limits set forth in Section 401 or Section 415 of the Internal Revenue Code, or whose anticipated earnings for any year exceed $120,000, become a participant in the SERP. Generally, benefits payable under the SERP equal the difference between the benefit calculated under the Retirement Plan without regard to Internal Revenue Code limitations, and the benefit calculated under the Retirement Plan as limited by the Internal Revenue Code. Benefits under the SERP are only payable if benefits under the Retirement Plan are paid. Benefits under the SERP are paid in the same form and manner as benefits under the Retirement Plan. Actuarial equivalencies are determined in accordance with the actuarial assumptions set forth in the Retirement Plan.

        Mr. Knapp and Mr. Gatz are eligible for early retirement under the terms of both plans, however no benefits are payable under the SERP for either individual. The present value of Mr. Knapp's and Mr. Gatz's early retirement benefit under the Retirement Plan, assuming retirement at December 31, 2007, is $337,005 and $84,719, respectively. These amounts are not included in the table above.

Potential Payments upon Termination and Change in Control

        The Board of Directors adopted a Change In Control Severance Pay Plan in 1991, amended most recently in 2001, that covers our executive officers as well as our other key employees who are not executive officers. The plan provides severance pay benefits upon involuntary or voluntary termination of employment after a Change In Control.

Change in Control

        A Change in Control will be deemed to have occurred if:

  1.
  A merger or consolidation of Empire with any other corporation is consummated, other than a merger or consolidation which would result in our voting securities held by such shareholders outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by converting into voting securities of the surviving entity) more than 75% of the voting securities of Empire or such surviving entity outstanding immediately after such merger or consolidation;

  2.
  A sale, exchange or other disposition of all or substantially all the assets of Empire for the securities of another entity, cash or other property is consummated;

  3.
  Empire shareholders approve a plan of liquidation or dissolution of Empire;

  4.
  Any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of Empire or other than a corporation owned directly or indirectly by the shareholders of Empire in substantially the same proportions as their ownership of voting securities of Empire, is or becomes the beneficial owner, directly or indirectly, of voting securities of Empire representing at least 25% of the total voting power represented by such securities then outstanding; or

  5.
  Individuals who on January 1, 2001 constituted the Empire Board of Directors and any new director whose election by the Empire Board of Directors or nomination for election by Empire's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on January 1, 2001 or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

Involuntary Termination

        An involuntary termination is deemed to occur if (1) we terminate the employment of the executive officer or key employee within two years after a Change In Control other than for certain reasons (such as certain acts of willful misconduct, felony convictions or failure to perform duties) or (2) the executive officer or key employee terminates the employment within two years after a Change In Control and within 180 days after a material reduction or change in responsibilities or authority, reassignment to another geographic location, or a reduction in base salary or incentive compensation or other benefits. Should an involuntary termination occur, an executive officer would be eligible for a payment equal to 36 months of compensation. This compensation includes the executive officer's current annual base salary plus the average of annual incentive compensation paid to the executive in the three years prior to the calendar year of the involuntary termination. Payments pursuant to an involuntary termination of employment are made in the form of a lump sum within 30 days following termination.

Voluntary Termination

        A voluntary termination is deemed to occur if the executive officer or key employee elects to terminate his or her employment between the first anniversary date of a Change In Control and the date that is 18 months after the Change In Control. In the case of a voluntary termination, the executive officer or key employee would be eligible for the same compensation as if it were a involuntary termination, except that the amount of compensation would be payable in monthly installments equivalent to the period corresponding to the multiple used to calculate the severance benefit (e.g., 36 months in the case of an executive officer) rather than in a lump sum.

        Estimated lump-sum severance payments and benefits payable to named executive officers in the event of a Change In Control based on involuntary termination are as follows:

Name	Severance Benefit ($)	Annual Incentive Bonus ($)	Stock Options ($)	Dividend Equivalents ($)	Performance- Based Restricted Stock ($)	Benefits Continua- tion ($)	Excise Tax and Related Gross-Up ($)	Retirement Enhance- ment ($)	Total Severance Benefit ($)
William L. Gipson	1,221,504	155,626	12,548	177,408	252,068	31,356	504,233	0	2,354,743
Gregory A. Knapp	541,309	60,387	1,848	29,184	42,416	17,280	244,634	35,000	972,058
Bradley P. Beecher	705,897	54,851	2,015	33,408	49,767	30,672	331,215	44,125	1,251,950
Ronald F. Gatz	510,944	34,355	1,735	27,264	39,622	17,280	237,878	55,896	924,974
Michael E. Palmer	543,002	44,113	1,959	30,464	45,970	30,917	241,136	30,676	968,237

        The amounts in the above table assume that the Change In Control and the involuntary termination occurred on December 31, 2007, and the price of our common stock was the closing market price on December 31, 2007.

        Executive officers or key employees are eligible for continuation (under similar cost sharing arrangements as immediately prior to a Change In Control) of benefits and service credit for benefits they would have received had they remained an employee of Empire (in the case of involuntary termination of an executive officer, a period of 36 months or, in the case of a voluntary termination, for the period during which the executive officer is entitled to receive the other severance benefits). Benefits include medical, life and accidental death and dismemberment insurance. Executive officers or key employees accumulate additional service credit as a result of a Change In Control equal to the period corresponding to the multiple used to calculate the severance benefit (e.g., 36 months in the case of an executive officer). Such executive officers or key employees are eligible to receive an enhanced retirement benefit equal to the difference between the retirement benefit they would receive

(including Retirement Plan and SERP benefits) had they not received additional service credit and the retirement benefit they would receive when such additional service credit is included.

        All stock options granted become immediately exercisable in full and all performance- based restricted stock granted becomes immediately payable in full upon an involuntary or voluntary termination following a Change In Control. If any payments to qualifying individuals are subject to the excise tax on "excess parachute payments" under Section 4999 of the Internal Revenue Code, such qualifying individual(s) will receive an additional gross-up amount designed to place them in the same after-tax position as if the excise tax had not been imposed.

        In order to receive severance benefit payments outlined above, an executive officer is not required to satisfy any additional condition or obligation, except that in the event of a voluntary termination, payments and benefits cease in the event the executive officer or key employee becomes otherwise employed.

Director Compensation

        Our non-employee directors received the following aggregate amounts of compensation during the year ended December 31, 2007.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($)(2) (g)	Total ($) (h)
K.R Allen (3)	48,000	35,000	0	0	0	5,035	88,035
R.C. Hartley (4)	48,000	35,000	0	0	0	25,477	108,477
B.D. Helton (5)	43,000	35,000	0	0	0	6,503	84,503
D.R. Laney	45,000	35,000	0	0	0	7,895	87,895
J.S. Leon	46,000	35,000	0	0	0	10,653	91,653
M.W. McKinney	95,000	35,000	0	0	0	3,535	133,535
B.T. Mueller	49,000	35,000	0	0	0	8,452	92,452
M.M. Posner	55,500	35,000	0	0	0	20,180	110,680
A.T. Thoms (6)		35,000	0	0	43,000	18,354	96,354
(1)
Represents the annual award accrued to each director under the Stock Unit Plan for Directors.

(2)
Represents dividends paid on accrued phantom stock units earned under the Stock Unit Plan for Directors, interest paid on the deferred compensation of Mr. Thoms and interest on fees accumulated quarterly for Messrs. Allen and Helton and interest on fees accumulated during the first quarter of 2007 for Mr. Hartley.

(3)
Mr. Allen has elected to receive 70% of his director compensation in Empire common stock under the 2006 Stock Incentive Plan. $33,600 of the amount listed in column (b) was paid in the form of common stock. He receives prime rate interest on his earned fees until the shares of common stock are issued quarterly. He earned $426 in interest in 2007 which is included in column (g).

(4)
Mr. Hartley withdrew from participation in the 2006 Stock Incentive Plan effective January 31, 2007. Prior to that he had elected to receive 100% of his director compensation in Empire common stock under the 2006 Stock Incentive Plan. $2,500 of the amount listed in column (b) was paid in the form of common stock. He received prime rate interest on his earned fees until the shares of common stock were issued quarterly. He earned $51 in interest in 2007 which is included in column (g).

(5)
Mr. Helton has elected to receive 100% of his director compensation in Empire common stock under the 2006 Stock Incentive Plan. The entire amount of $43,000 listed in column (b) was paid in the form of common stock. He receives prime rate interest on his earned fees until the shares of common stock are issued quarterly. He earned $579 in interest in 2007 which is included in column (g).

(6)
Mr. Thoms elected to defer his 2007 compensation until his retirement from the Board under the Deferred Compensation Plan for Directors. The amount in column (f) represents his deferred compensation for 2007. He earned $12,042 in interest on his 2007 and prior years deferred compensation during 2007 which is included in column (g).

        An analysis of the fees and retainers earned by the non-employee directors in 2007 is provided in the following table:

Name (a)	Annual Retainer ($) (b)	Chairman and Committee Chair Fees ($) (c)	Meeting and Committee Attendance Fees ($) (d)	Annual Award of Stock Units ($) (e)	All Other Compensation ($) (f)	Total ($) (g)
K.R Allen	25,000	0	23,000	35,000	5,035	88,035
R.C. Hartley	25,000	5,000	18,000	35,000	25,477	108,477
B.D. Helton	25,000	0	18,000	35,000	6,503	84,503
D.R. Laney	25,000	5,000	15,000	35,000	7,895	87,895
J.S. Leon	25,000	5,000	16,000	35,000	10,653	91,653
M.W. McKinney	25,000	55,000	15,000	35,000	3,535	133,535
B.T. Mueller	25,000	0	24,000	35,000	8,452	92,452
M.M. Posner	25,000	7,500	23,000	35,000	20,180	110,680
A.T. Thoms	25,000	0	18,000	35,000	18,354	96,354

Narrative to Director Compensation Table

        Each Director who is not an officer or full-time employee of Empire is paid a monthly retainer for his or her services as a Director at a rate of $25,000 per annum. In addition, a fee of $1,000 ($1,500 for the Audit Committee) is paid to each non-employee Director for each day the Directors meet and for each meeting of a Committee of the Board that the Director attends in person or by telephone. The Chairman of each Committee receives an annual retainer of $5,000 ($7,500 for the Chairman of the Audit Committee) and the Chairman of the Board receives an annual retainer of $50,000. The Vice-Chairman of the Board will receive an annual retainer of $25,000. One-twelfth of the annual retainer for the Committee Chairman, the Vice Chairman and the Chairman of the Board is paid each month that the Director serves in that position. Our 2006 Stock Incentive Plan permits our Directors to receive shares of common stock in lieu of all or a portion of any cash payment for services rendered as a Director. In addition, a Director may defer all or part of any compensation payable for his or her services under the terms of our Deferred Compensation Plan for Directors. Amounts so deferred are credited to an account for the benefit of the Director and accrue an interest equivalent at a rate equal to the prime rate. A Director is entitled to receive all amounts deferred in a number of annual installments following retirement, as elected by him or her.

        In addition to the cash retainer and fees for non-employee Directors, we maintain a Stock Unit Plan for non-employee Directors, which we refer to as the Stock Unit Plan, to provide Directors the opportunity to accumulate compensation in the form of common stock units. When implemented in 1998, the Stock Unit Plan provided Directors the opportunity to convert cash retirement benefits earned under our prior cash retirement plan for Directors into common stock units. All eligible Directors who had benefits under the prior cash retirement plan converted their cash retirement benefits to common stock units. Each common stock unit earns dividends in the form of common stock units and can be redeemed for one share of common stock upon retirement or death of the Director or on a date elected in advance by the Director with respect to awards made on or after January 1, 2006. The number of units granted annually is calculated by dividing the annual contribution rate, which is either the annual retainer fee or such other amount as is established by the Compensation Committee of the Board of Directors, by the fair-market value of our common stock on January 1 of the year the units are granted. The annual contribution rate for 2007 was $35,000. Common stock unit dividends are computed based on the fair market value of our common stock on the dividend's record date. During 2007, 3,299 units were converted to common stock by retired Directors, 12,702 units were granted for services provided in 2007 (based on an annual contribution rate of $35,000), and 5,147 units were granted pursuant to the provisions of the plan providing for the reinvestment of dividends on stock units in additional stock units.

        In accordance with Empire's Corporate Governance Guidelines, Empire encourages Directors to attend education programs relating to the responsibilities of directors of public companies. The expenses for the Directors to attend these courses are paid by Empire. Empire reimburses Directors for expenses incurred in connection with their position as a Director including the reimbursement of expenses for transportation. Empire maintains $250,000 of business travel accident insurance for non-employee Directors while traveling on Empire business.

5. TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

        There were no reportable transactions with related persons during 2007.

Review, Approval or Ratification of Transactions with Related Persons

        Our Nominating/Corporate Governance Committee has adopted a written Policy and Procedures with Respect to Related Person Transactions (the "Policy"). The Policy is available on our website at www.empiredistrict.com. The Policy provides that any proposed Related Person Transaction be submitted to the Nominating/Corporate Governance Committee for consideration. In determining whether or not to approve the transaction, the Policy provides that the Committee shall consider all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to: the benefits to us; the impact on a director's independence, if applicable; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Policy provides that the Committee shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of Empire and its stockholders, as the Committee determines in good faith.

        For purposes of the Policy, a "Related Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Empire (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $25,000, and in which any Related Person had, has or will have a direct or indirect material interest.

        For purposes of the Policy, a "Related Person" means:

  1.
  any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer or a nominee to become a director of Empire;

  2.
  any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; and

  3.
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner.

        The policy specifically provides that transactions involving the rendering of services by us (in our capacity as a public utility) to a Related Person at rates or charges fixed in conformity with law or governmental authority shall not be considered Related Person Transactions.

6. OTHER MATTERS

Audit Committee Report

        The Audit Committee reviews Empire's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements to be included in the 2007 Annual Report on SEC Form 10-K with Empire's management and the independent auditors. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on whether Empire maintained effective internal control over financial reporting.

        The Audit Committee has discussed with the independent auditors the matters required to be discussed by the rules of the Public Company Accounting Oversight Board ("PCAOB"), including Statement of Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors, the auditor's independence with respect to Empire and its management, including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, received from the independent auditors. The Audit Committee has considered whether the services provided by the independent auditors in 2007, described in this proxy statement, are compatible with maintaining the auditor's independence and has concluded that the auditor's independence has not been impaired by its engagement to perform these services.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Empire's Annual Report on SEC Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Mary M. Posner, Chairman
Kenneth R. Allen
Ross C. Hartley
B. Thomas Mueller

Fees Billed by Our Independent Auditors During Each of the Fiscal Years Ended December 31, 2007 and December 31, 2006

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting for the purpose of answering questions which any stockholder may wish to ask, and such representatives will have an opportunity to make a statement at the meeting.

Audit Fees

        The aggregate fees billed by our independent auditors for professional services rendered in connection with the audit of our financial statements included in our Annual Report on Form 10-K, the audit of our internal control over financial reporting, the review of our interim financial statements included in our Quarterly Reports on Form 10-Q, as well as services provided in connection with certain equity and debt offerings of the Company, totaled $780,650 for the year ended December 31, 2007, as compared to $772,850 for the year ended December 31, 2006.

Audit-Related Fees

        There were no fees billed by our independent auditors for audit-related services during each of the fiscal years ended December 31, 2007 and 2006.

Tax Fees

        There were no fees billed by our independent auditors for tax services during each of the years ended December 31, 2007 and 2006.

All Other Fees

        The aggregate fees billed by our independent auditors for other services during each of the years ended December 31, 2007 and 2006 totaled $1,500 per year related to our use of an Internet-based accounting research tool provided by PwC.

Audit Committee Pre-Approval Policies and Procedures

        All auditing services and non-audit services provided to us by our independent auditors must be pre-approved by the Audit Committee (other than the de minimus exceptions provided by the Exchange Act). All of the Audit, Audit-Related, Tax Fees and All Other Fees shown above for 2007 and 2006 met this standard.

Communications with the Board of Directors

        The Board of Directors provides a process for interested parties (including security holders) to send communications to the Board, including those communications intended for non-management Directors. These procedures may be found on our website at www.empiredistrict.com.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our Directors and executive officers to file reports of changes in ownership of our equity securities with the SEC and the NYSE. SEC regulations require that Directors and executive officers furnish to us copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all our executive officers and Directors complied with applicable Section 16(a) filing requirements.

Other Business

        At the date of this proxy statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of Empire and its stockholders.

7. STOCKHOLDER PROPOSALS FOR 2009 MEETING

        The 2009 Annual Meeting is tentatively scheduled to be held on April 23, 2009. Specific proposals of stockholders intended to be presented at that meeting (1) must comply with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and our Articles of Incorporation, and (2) if intended to be included in our proxy materials for the 2009 Annual Meeting, must be received at Empire's principal office not later than November 14, 2008. If the date of the 2009 Annual Meeting is changed by more than 30 days from April 23, 2009, stockholders will be advised of such change and of the new date for submission of proposals.

8. HOUSEHOLDING

        The SEC has adopted amendments to its rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. We may now satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings for us. In order to take advantage of this opportunity, we may have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly, upon written or oral request, a separate copy of the proxy statement or annual report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, send your request in writing to us at the following address: Investor Relations Department, The Empire District Electric Company, 602 Joplin Avenue, Joplin, Missouri 64801.

        If you are currently a stockholder sharing an address with another stockholder and wish to have your future proxy statements and annual reports householded (i.e., receive only one copy of each document for your household), please contact us at the above address.

9. ELECTRONIC PROXY VOTING

        Registered stockholders can vote their shares via (1) a toll-free telephone call from the U.S.; (2) the Internet; or (3) by mailing their signed proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered stockholder interested in voting via telephone or the Internet are set forth on the enclosed proxy card.

10. INTERNET AVAILABILITY OF PROXY MATERIALS

        This year, we are pleased to be using the new U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet. They may also request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice.

        The proxy statement and 2007 Annual Report are available online at www.ematerials.com/ede. Please have the 3-digit company number, 11-digit control number and the last 4 digits of your Social Security Number or Tax Identification Number available in order to vote your proxy. The 3-digit company number and 11-digit control number are located in the box in the upper right hand corner on the front of the proxy card and the Important Notice Regarding the Availability of Proxy Materials.

11. DIRECTIONS TO THE ANNUAL MEETING

        Directions to the Annual Meeting being held at the Memorial Hall, 212 W. 8th Street, Joplin, Missouri, are as follows:

  To Joplin from the West: Take I-44 East until Exit 6 (MO-43 N., BUS I-44, Joplin, Racine). Turn left onto BUS I-44 (Main Street) and travel North 3.3 miles to 7th Street. Turn left on 7th Street for one block, then turn left on Joplin Avenue and the entrance to the Memorial Hall parking lot is on the right.

  To Joplin from the East: Take I-44 West until Exit 15 (BUS I-44 W, MO-66 W, Cimmarron Road). Exit onto MO-66 (E 7th Street) and continue West for 8.3 miles. Turn left on Joplin Avenue and the entrance to the Memorial Hall parking lot is on the right.

  To Joplin from the North: From MO-171, turn South on MO-43 (N Main Street Road) to 7th Street. Turn right on 7th Street for one block, then turn left on Joplin Avenue and the entrance to the Memorial Hall parking lot is on the right.

Dated: March 14, 2008

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO EITHER VOTE THE PROXY THROUGH THE INTERNET OR BY TELEPHONE OR SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. A STOCKHOLDER WHO PLANS TO ATTEND THE MEETING IN PERSON MAY WITHDRAW THE PROXY AND VOTE AT THE MEETING.

APPENDIX A

        Listed below are the names of the companies that participated in the national market survey compiled by the compensation consultant. The number of parent organizations participating in the survey was 850. If independent operating units are included, the number of participating organizations is over 1,100.

A & N Electric Cooperative
ABB, Inc.
Abercrombie & Fitch Co.
Acacia Federal Savings Bank
Accor North America
Ace Hardware
ACUITY
Admiral Insurance Company
Advance Auto Parts, Inc.
Advocate Healthcare
Aegon USA
Aetna, Inc.
AGCO Corporation
AGL Resources, Inc
Agrium, Inc—U.S. Inc
Air Liquide America
Air Products
AK Steel Corporation
Akzo Nobel, Inc.
Alabama Electric Cooperative, Inc.
Alcon Laboratories
Alea North America Specialty Insurance Company
Alegent Health
Alex Lee, Inc.
Alexander & Baldwin, Inc.
Alfa Insurance
Allegheny Energy, Inc.
Allete Inc.
Allianz Life Insurance Company/North America
Allied Domecq
Allina Health System
Alpharma Inc.
Alstom Power Inc.
Alta Colleges
Altana Inc.
Alteon Inc.
Altria Group Inc.—Philip Morris USA Inc.
Amcor Limited—Amcor PET Packaging
American Century Investments
American Crystal Sugar Company
American Dietetic Association
American Eagle Outfitters, Inc.
American Enterprise Group, Inc.
American Family Insurance Group
American Girl Place
American International Group
American National Insurance
AMERIGROUP Corporation
Amsted Industries, Inc.
Anheuser-Busch Companies, Inc.
AnnTaylor Stores Corporation
Appalachian Regional Healthcare, Inc.
Applebee's International
Aramark Corporation
Arbella Insurance Group
ArcelorMittal—Dofasco Inc.
Arch Chemicals, Inc.
Arch Coal, Inc.
Archon Group, LP
Arctic Slope Regional Corporation
Argonne National Laboratory
Arkansas Blue Cross and Blue Shield
Arkema
Armstrong Holdings, Inc.
Arnett Health System
Ascension Health
Ashland, Inc.
Associated Materials, Inc.
Assurant, Inc.
AT&T Corporation
Aurora Health Care, Inc.
Austin Commercial Inc
AutoZone, Inc.
AvMed Health Plan
AXA Financial
Axcan Pharma, Inc.
B. E. Aerospace
Bacardi Limited—Bacardi USA, Inc.
Baker Petrolite
BAM International
Bank of America Corporation
Bank of Montreal—Harris Bancorp, Inc.
Banner Health System
Banner Pharmacaps, Inc.
Baptist Healthcare System
Barry Callebaut USA
Basell USA Inc.
BASF
Bayer MaterialScience
Baylor Health Care System
BBA Fiberweb America
Bechtel Bettis Atomic Power Lab
Beiersdorf, Inc.
Bekaert
Belden
Belk, Inc.
BellSouth Corporation
Berkshire Health Systems, Inc.
Best Buy Co., Inc.
BJ Services Company
BJ's Restaurants, Inc.
Blue Cross and Blue Shield of Alabama
Blue Cross and Blue Shield of Kansas
Blue Cross and Blue Shield of Kansas City, MO
Blue Cross and Blue Shield of North Carolina
Blue Cross Blue Shield of Illinois
Blue Cross Blue Shield of Michigan
Blue Shield of Massachusetts, Inc.
Bob Evans Farms, Inc.
Boddie-Noell Enterprises, Inc.
BoJangles' Restaurants, Inc.
Bon Secours Health System, Inc.
Boston Beer Company, The
BP America Inc.
BrainLAB, Inc.
Brambles
Bramco LLC
BRAVO! Development, Inc.
Bridgestone—Bridgestone Americas Holding Inc.
Brim Healthcare
Brinker International
Brink's Company, The—BAX Global Inc.
Brookhaven National Laboratory
Brooks Health System
Brown & Sharpe, Inc.
Brown Shoe Company, Inc.
Brown-Forman Corporation
Browning America, Inc
BSA Health System
BUCA, Inc.
Buckman Laboratories
Buffalo Wild Wings, Inc.
Buffet Partners, L.P.
Buffets, Inc.
Build A Bear Workshop, Inc.
Bunge North America
Burger King Corporation
Burlington Northern and Santa Fe Railway
Company
C F Bean
Cabot Corporation
CACI International, Inc.
Cadbury Schweppes Americas Beverages
Calgon Carbon
California Independent System Operator Corporation
Campbell Soup Company
Canadian Pacific Railway. Ltd.
Capital Blue Cross
Captain D's, Inc.
Career Education Corporation
Career Quest
CareFirst Blue Cross Blue Shield
Cargill, Inc.
Caribou Coffee Company Inc.
Carilion Health System
Carlson Restaurants Worldwide
Carrols Holdings Corporation—Pollo Tropical, Inc.
Carter's, Inc.
Carus Chemical Company
Caterpillar Inc.
Catholic Health Initiatives
CBRL Group Inc.—Cracker Barrel Old Country
Store
CEC Entertainment, Inc.
Celgene Corporation
Centene Corporation
CenterPoint Energy
Centura Health
CH Energy Group, Inc.
Champion Technologies
Checkers Drive-In Restaurants
Checks in the Mail
Cheesecake Factory Incorporated, The
Chemtura Corporation
Chevy Chase Bank
Chicago Mercantile Exchange
Chicago Transit Authority
Chipotle Mexican Grill
CHS, Inc. (307511)
Ciba Specialty Chemicals
CIGNA Corporation
Cincinnati Children's Hospital Medical Center
Circuit City Stores, Inc.
City National Bank
City of Arlington
City of Austin
City of Charlotte, North Carolina
City of Durham, NC
City of Fayetteville, NC
City of Greensboro, NC
City of High Point, NC
City of Philadelphia—Philadelphia Gas Works
City of Philadelphia, PA
City of Raleigh, NC
City of Wilmington, North Carolina
City of Winston-Salem, NC
Claim Jumper Restaurants LLC
Clarian Health Partners, Inc.—Top Exec
Clariant Corporation
Cleveland Clinic Health System—
Eastern Region
Club Mediterranee
CNH Global N.V.
Coach, Inc.
Coats North America
Coca-Cola Company, The
Coca-Cola Enterprises, Inc.
Coffee Health Group
Coffeyville Resources, LLC
Cognis
Colgate-Palmolive
Collective Brands, Inc.

Collin County
Comerica, Inc.
Commercial Vehicle Group
Community Medical Centers
Compass Group NAD
Computerized Medical Systems
ConAgra Foods, Inc.
ConnectiCare Inc.
Constellation Brands
Convergys Corporation
Cooper Industries, Ltd.
Corner Bakery Cafe
Costco Wholesale Corporation
Coty Inc.
COUNTRY Insurance & Financial Services
Coventry Health Care, Inc.
Covidien—Mallinckrodt
Cox Enterprises
Crane & Co., Inc.
CSN
CSX—CSX Intermodal Corporation
Culvers Franchising System
Cumberland County NC
Cummins, Inc.
CUNA Mutual Group
Custom Products of Litchfield, Inc.
CVR Energy, Inc.
CVS/Caremark Corporation
CYRO Industries
Cytec Industries Inc.
D&B
Daiichi Sankyo, Inc.
Dallas Morning News, The
Darden Restaurants, Inc.
Datascope
Dave & Buster's Inc.
Daymar Colleges Group, LLC
Deaconess Billings Clinic
Deere & Company
Del Monte Foods Company
Delaware North Companies
Dell, Inc.
Delta Dental Plan of Colorado
Denny's Corporation
Denso Manufacturing
Des Moines Water Works
Diageo North America
Dollar General Corporation
Dollar Tree Stores, Inc.
Dominion Resources, Inc.
Domino's Pizza
Donatos Pizza
Dow Chemical Company, The
Dow Reichhold Specialty Latex
Draeger Medical Systems, Inc.
DSM Nutritional Products, Inc.
DSM Resins U.S. Inc.—DSM Chemicals
North America, Inc.
Duke University Health System
Dunkin' Brands, Inc.—Dunkin' Donuts
DuPage County Government
E. I. du Pont de Nemours and Company
Eagle Ottawa, LLC
East Kentucky Power Cooperative, Inc.
Eastern Connecticut Health Network
Eastman Chemical
Eastman Kodak—Carestream Health
Edison International—Edison Mission Energy
Edu Corp of America
Education Management Corporation
Edward Jones
EFD Induction
Eisai, Inc.
El Pollo Loco
ElectriCities of North Carolina
Elekta
Elementis
Elkay Manufacturing Company
EMC National Life Company
EMD Chemicals Inc
EMD Serono, Inc.
Emory Healthcare, Inc.
Enzon Pharmaceuticals, Inc.
Erie Business Center
Erie Insurance Group
Esprit Holdings Limited
Essroc Cement Corp
Estes Express
Esurance
Evonik Degussa Corporation
Exempla Healthcare
Experian
Fabri-Kal Corporation
Fairplex
Family Dollar Stores, Inc.
Famous Dave's of America
FANUC America Corporation
Farmland Foods
FBL Financial Group, Inc.
Federal Reserve Bank of Atlanta
Federal Reserve Bank of Dallas
Federal Reserve Bank of St. Louis
FedEx—FedEx Express
Ferguson Enterprises, Inc.
Fireman's Fund Insurance Company
First Consulting Group, Inc.
First Data Corporation
First Hawaiian Bank
First Horizon National Corporation
FirstHealth of the Carolinas—Top Executives
Fleetwood Enterprises, Inc.
FM Global
FMC Corporation
Focused Health Solution
Foreign Affairs Canada
Formosa Plastics Corporation
Fortune Brands, Inc.—Beam Global Spirits & Wine, Inc.
Foster's Group Limited—Foster's Wine Estates Americas
Fournier Pharma Inc
FPL Group, Inc.—Florida Power & Light
Franciscan Health System
Franciscan Skemp Healthcare
Freeman Health System
Friendly Ice Cream Corporation—Friendly Family Restaurant
Frisch's Restaurants, Inc.
Galderma Laboratories, Inc.
Gambrinus Company, The
Gap Inc.
Garden Fresh Restaurant Corp.—Garden Fresh Restaurants
GCA Services Group, Inc.
Geisinger Health System
Gene Juarez Beauty Colleges
General Electric Company
Genesis Health System
Georgia Baptist Foundation
Georgia Gulf Corporation
Gerber Life Insurance
Girl Scouts of the USA
GKN
Golden Corral Corporation
Good Shepherd Health System
Gorton's
Greenville Hospital System
Greenville Utilities Commission
Group Health Cooperative
Groupe SEB
Grupo Bimbo—Bimbo Bakeries USA
Guest Services, Inc.
GuideStone Fncl Resources of the Southern Baptist Convention
H.B. Fuller Company
H.J. Heinz Company
Hallmark Cards, Inc.
Hanesbrands Inc.
Hanson
Hard Rock Cafe
Harleysville Group, Inc.
Harvard Pilgrim Health Care
Harvard Vanguard Medical Associates
HCA Healthcare Corporation
Health Care Service Corporation
Health Net Inc.
Health Partners, Inc.
HealthEast Care System
HealthPartners
Heineken USA, Inc.
Helzberg Diamonds
Henry Ford Health System
Hercules Incorporated
Hershey Foods Corporation
Hess Corporation
Hillwood Development Corporation
Hilti—U.S.
HIP Health Plan of New York
HMS Host
Holy Redeemer Health System
Hooters of America, Inc.
Horizon Blue Cross Blue Shield of New Jersey
Hormel Foods Corporation
HSBC Bank USA
Huhtamaki
Humana Care Plan, Inc.
Huntington Bancshares
Hurco Companies, Inc.
Hutton Communications, Inc
ICOS Corporation
IHOP Corporation
Illinois Municipal Retirement Fund
Illinois Tool Works Inc.
Independence Blue Cross
Indiana Business College
Indiana Farm Bureau Insurance
Infineum USA L.P.
Infirmary Health System, Inc.
InfoEdge Technology dba IE Discovery, Inc.
Ingersoll—Rand Company Limited
Innophos, Inc.
In-N-Out Burger, Inc.
Inova Health System—Top Exec
Institute of Nuclear Power Operations
Integrys
Inter-Continental Hotels Group Operating Corp
Intermountain Health Care
InterMune, Inc.
International Dairy Queen, Inc.
International Executive Service Corps
International Flavors & Fragrances
INVISTA
Irex Corporation
Iroquois Pipeline Operating Company
ITT Educational Services
J. C. Penney Corporation
J.Crew Group, Inc.
J.M. Huber Corporation
Jack in the Box, Inc.
Jackson Health System
Japan Tobacco Inc.—JT International USA, Inc.
Jefferson Health System
Jewelers Mutual Insurance Company
John D. and Catherine T. MacArthur Foundation, The
John H. Harland Company
Jose Cuervo International, Inc.
Joy Global, Inc.
K & W Cafeterias, Inc.
Kaiser Foundation Health Plan
Kansas City Life Insurance
Kaplan Inc.
Kellogg Company
Kemira Chemicals, Inc.
Kennametal, Inc.
Kerr-McGee Corporation
Kilpatrick Stockton LLP
Kimberly-Clark Corporation
Kinder Morgan, Inc.
King Pharmaceuticals, Inc.
Kohl's Corporation
Komatsu America Corporation
Krystal Company, The
La Madeleine de Corps, Inc.
Lancer Insurance Company
Legacy Health System

Legal Sea Foods, Inc.
Leprino Foods Company
Lifespan Corporation
LifeWay Christian Resources
Limited Brands, Inc.
LIMRA International
Lincoln National Corporation
Linde AG—Selas Fluid Processing Corporation
Linens 'n Things, Inc.
Little Caesar Enterprises, Inc.—Little Caesar Pizza
Liz Claiborne, Inc.
LOMA
Lonza Inc.
Loop, llc.—Logan Aluminum, Inc.
Lord & Taylor
Louisiana Workers' Compensation Corporation
Lowe's Companies, Inc.
LVMH Moet Hennessy Louis Vuitton SA
Lyondell Chemical Company
M&T Bank Corporation
Macy's, Inc.
Manulife Financial Corp—John Hancock Fin Services, Inc.
March of Dimes Birth Defects Foundation
Maritrans
Marmon Group, Inc., The—Union Tank Car
Marshall & Ilsley Corporation
Mattel, Inc.
Matthews International Corporation
Mayne Pharma (USA)
Mayo Foundation
McCormick & Company Inc.
McDonald's Corporation
McGraw-Hill Companies, Inc., The
MeadWestvaco Corporation
Medco Health Solutions, Inc.
MedImmune, Inc.
MedPlans Partners
MedPointe Pharmaceuticals, Inc.
MedStar Health
Meijer, Inc.
Melexis Nv
Memorial Care—Memorial Health Services
Memorial Hermann Healthcare System
Meridian Technologies—Magnesium Products of America
Mervyn's, LLC
Methodist Hospitals Inc., The
MetLife, Inc.
Metromedia Restaurant Group
Metropolitan Jewish Health System
Metso Minerals Industries, Inc.
Michaels Stores, Inc.
Michelin North America
Midamerican Energy Company
Mid-Carolina Electric Cooperative
Midland Cogeneration Venture
Midwest Independent Transmission System Operator, Inc.
Minnesota School of Business/Globe College
Minnkota Power Cooperative, Inc.
Mirant Corporation
Mississippi Baptist Health System, Inc.
MITRE Corporation, The
Mitsubishi International Corporation
Mitsubishi Polycrystalline Silicon America Corp.
Modine Manufacturing Company
Mohegan Sun
Montana Dakota Utility
Moog, Inc.
Moses Cone Health System
Motion Picture Industry Pension and Health Plans
Mountain States Health Alliance
MultiCare Health System
Mutual of America
Mutual of Omaha
MVP Health Care, Inc.
Nabi Biopharmaceuticals
Nalco Company
Nashville Electric Service
National City Corporation
National Exchange Carrier Association
National Fuel Gas
National Western Life
Nationwide Mutual Insurance Company
Nautilus, Inc.
NCH Corporation
Neighborhood Health Plan
Nestle USA, Inc.
New England School of Communications
New Jersey Transit Corporation
New York & Company, Inc.
New York Independent System Operator, Inc.
New York Power Authority
New York Presbyterian Healthcare System
Newark InOne
NewMarket Corporation
Nexen
Noranda Aluminum—Noranda Primary
Nordstrom, Inc.
North Broward Hospital District
North Mississippi Health Services
Northrop Grumman—Newport News
NOVA Chemicals, Inc.
Novartis Animal Health US
Novelis Inc.
Noven Pharmaceuticals, Inc.
Novo Nordisk Inc
NPC International—Pizza Hut
Nuclear Management Company
Nucletron
Occidental Petroleum Corporation—Occidental Chemical Corporation
Ocean Spray Cranberries
O'Charley's, Inc.
Odyssey Pharmaceuticals, Inc.
Office Depot, Inc.
Office of the Special Deputy Receiver
OfficeMax Incorporated
Ohio Casualty Group
OhioHealth
Olathe Health System, Inc.
Olin Corporation
Orange County Transportation Authority
Orlando Regional Healthcare System, Inc.
OSI Pharmaceuticals, Inc.
Owens Corning
P.F. Chang's China Bistro
Pan-American Life Insurance
Panda Restaurant Group, Inc.
Panera Bread Company—Panera Bread
Papa Gino's, Inc.
Papa John's International, Inc.—Papa John's Pizza
Papa Murphy's
Paper Converting Machine Company
Par Pharmaceuticals
Partnership HealthPlan of California
Patheon Pharmaceuticals, Inc.
Pathmark Stores, Inc.
Patriot Transportation Holding—Florida Rock & Tank Lines
Penn National Insurance
Penske Truck Leasing Company
Pepsi Bottling Group, Inc.
Perfetti Van Melle USA
Perkins Restaurant & Bakery
Pernod Ricard SA—Pernod Ricard USA
Petro-Canada Resources (USA)
PetSmart, Inc.
Phelps Dodge Corporation
Philips Electronics—Philips Healthcare
Phillips-Van Heusen Corporation
Physicians Mutual Insurance Company
Piaggio
Piccadilly Restaurants, LLC
Piedmont Natural Gas Company, Inc.
Pier 1 Imports, Inc.
Pilkington
Pinnacle Health System
Pioneer Hi-Bred International, Inc.
Pittsburgh Technical Institute
Platt College San Diego
PNC Financial Services Group, Inc., The
Polo Ralph Lauren Corporation
Popular, Inc.
Port Authority of New York and New Jersey, The
Potomac College
PPG Industries Inc.
PRA International
Praxair, Inc.
Premera Blue Cross
Premier, Inc.
Presbyterian Healthcare Services
Principal Financial Group, Inc.
Priority Health Managed Benefits, Inc.
Private Healthcare Systems, Inc.
Procter & Gamble Company, The
Progress Energy
Progressive Corporation
Project HOPE
Property Casualty Insurers Association of America, Inc.
Providence Health System
Public Works Commission of Fayetteville, North Carolina
QBE Regional Insurance
Quiznos Sub
Randstad Holding
Rare Hospitality International, Inc.
Rasmussen Aakers, Inc.
Ravensburger
Reach
Real Mex Restaurants
Red Robin Gourmet Burgers, Inc.
Reliant Pharmaceuticals, LLC
Remington Administrative Services
Remy Cointreau USA, Inc.
Resolution Performance Products LLC
RGA Reinsurance Company
Rhodia
Richemont North America, Inc.
Rio Tinto Group—Kennecott Utah Copper
Roadhouse Grill
Roadway Express
Roche Diagnostics Corporation
Rock Bottom Restaurants, Inc.
Rohm and Haas Company
Roper St. Francis Healthcare
Round Table Pizza
RTI International
Ruby Tuesday, Inc.
Ruth's Chris Steak House, Inc.
Ryan's Family Steak Houses, Inc.
SABMiller plc—Miller Brewing Company
Sacramento Municipal Utilities District
Saia, Inc.
Saint-Gobain Corporation
Saks Incorporated
Sand Hills Utility Service
Sanofi Pasteur Inc.
Sasol North America, Inc.
Save Mart Supermarkets
Sazerac Company
Schawk Inc.
Schefenacker
Schlumberger
Schwarz Pharma, Inc.
Schweitzer-Mauduit International, Inc.
Scotts Miracle-Gro
Scripps Health
Sears Holdings Corporation—Sears, Roebuck and Co.
Securian
Security Benefit Group of Companies
Security Mutual Life Insurance of New York
Seed Restaurant Group—Fazoli's
Sentara Healthcare
Sepracor
Severstal North America
Sharp HealthCare
Shelter Insurance Companies

Shepherd Chemical Company, The
Shoney's Inc.
ShopKo Stores, Inc.
ShoreBank Corporation
Siemens—Medical Systems
Sierra Southwest Co-Op Services, Inc.
Sisters of Mercy Health System
Sisters of St. Francis Health Services, Inc.
SMS Demag
Sodexho Alliance—Sodexho, Inc.
Solvay America Inc. Inc.
Sonnenschein Nath & Rosenthal
Sonoco Products Company
SonoSite, Inc.
SONY BMG Music Entertainment
SourceOne Healthcare Technologies
South Jersey Industries
South Mississippi Electric Power Association
Southeastern Freight Lines
Southern Company, The
Southern Minnesota Municipal Power Agency
Southern Star Concrete
Southwest Gas Corporation
Sovereign Bancorp
Springs Industries, Inc.
Sprint Nextel Corporation
SSM Healthcare
St. Joseph Health System
St. Lukes's Episcopal Health System
Stanadyne, Inc.
Stanford Hospital and Clinics
Stanley Works—Industrial Tools
Staples, Inc.
Starbucks Corporation
State Barber & Hair Design College Inc.
Steak n Shake Company, The
Sterling Chemicals Inc.
Stratford University
SUEZ Energy
Summa Health System
Sun Health Corporation
Sun Life Financial Inc.
SunTrust Banks, Inc.
SUPERVALU INC.
Sutter Health
Swarovski (D.) & Co.—Swarovski North America Limited
Swarthmore College
SYSCO Corporation
T.D. Williamson, Inc.
Taco John's International, Inc.—Taco John's
Tanner Health System
Target Corporation
Tarrant County
Tate & Lyle Americas
TD Banknorth, Inc.
Telvent
Tenet Healthcare Corporation
Texas Christian University
Texas Gas Transmission, LLC.
Texas Health Resources
Texas Mutual Insurance Company
Texas Society of Certified Public Accountants
The Ameritas Acacia Companies
The Andersons, Inc.
The Hanover Insurance Group
The Home Depot, Inc.
The Main Street America Group
The Medicines Company
The Neiman Marcus Group, Inc.
The TJX Companies, Inc.
TIAA-Cref
Tommy Hilfiger Corporation
Tomotherapy Incorporated
Toshiba America Medical Systems
TOTAL S.A.—Total Petrochemicals USA Inc.
Totes Isotoner Corporation
Toyota Material Handling, USA, Inc.
Toys R Us
Transcontinental Printing
Travis County Human Resources Management Department
Treasure Island Resort & Casino
Triad Hospitals, Inc.
Triarc Restaurant Group
TriHealth
TriMark Corporation
Trinity Health
Tronox Incorporated
Tufts Associated Health Plans, Inc.
Tweenbrands, Inc.
TXU Corporation
Tyson Foods, Inc.
U.S. Education Corporation
UCLA Medical Center
UGI Corporation
Umicore
UNext, Inc.
Unilever US
Union Pacific Corporation
UnionBanCal Corporation
Uniqema Americas
Unisource Worldwide Inc.
United Health Care
United Space Alliance
Unitil Corporation
Universal Parks & Resorts—Universal Orlando
Universal Underwriters Group
University Health System
University of Chicago Hospitals
University of Dayton
University of Michigan Health System
University of Pennsylvania Health System
University of Texas Medical Branch at Galveston
Uno Restaurant Holding Corp—Pizzeria Uno
UPMC Health System
UPS Freight
Valeant Pharmaceuticals International
Valero Energy Corporation
Valley Health System
Valley Services, Inc.
Valmont Industries, Inc.
Vanguard Health Systems, Inc.
Varian Medical Systems
Via Christi Health System
Viad
Vicorp Restaurants, Inc.
Virginia Commonwealth University Health
System
Vitran
Voith Fabrics
Vytra Health Plans
Wachovia Corporation
Wackenhut Services, Inc.
Walgreen Co.
Wal-Mart Stores, Inc.
Walt Disney Company, The—Walt Disney World
Warner Chilcott
Watson Pharmaceuticals, Inc
Weatherford International Ltd.
Webster Financial Corporation
WellChoice, Inc. (Empire Blue Cross Blue Shield)
Wellmark Blue Cross Blue Shield
Wellpoint, Inc.—WellPoint Health Networks, Inc.
Wellspan Health
Wellstar Health System
Wendy's International, Inc.—Wendy's
Western Health Advantage
Western Southern Life Insurance Company
Westfield Group
Whataburger, Inc.
Whirlpool—Maytag Corporation
White Castle System, Inc.
Whole Foods Market, Inc.
Wienerberger—General Shale Brick, Inc.
William Beaumont Hospital Corporation
William L. Bonnell Company, Inc.
Williams Companies, Inc.
Williams-Sonoma, Inc.
Wills Group Inc., The
Wolverine Worldwide
Workers Compensation Fund
World Insurance Company
Wrigley (Wm.) Jr. Company
Wuesthoff Health System
Xstrata—Noranda Aluminum
York Technical Institute
YRC Worldwide Inc.
Yum!
Yves Rocher, Inc.
ZF North American Operations
Zions Bancorporation

COMPANY #

THE EMPIRE DISTRICT ELECTRIC COMPANY

ANNUAL MEETING OF STOCKHOLDERS
Thursday, April 24, 2008
10:30 a.m. CDT
Memorial Hall
212 W. 8th Street
Joplin, Missouri 64801

        Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on April 24, 2008.

        Notice is hereby given that the Annual Meeting of Stockholders of The Empire District Electric Company will be held at the Memorial Hall, 212 W. 8th Street, Joplin, Missouri on April 24, 2008 at 10:30 a.m. CDT.

        Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting are available on the Internet. Directions to The Empire District Electric Company 2008 Annual Meeting are available in the Proxy Statement which can be viewed at www.ematerials.com/ede and on the reverse side of this notice.

        This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

        The Proxy Statement and 2007 Annual Report are available at www.ematerials.com/ede.

        If you want to receive a paper copy of these documents or an email with a link to the electronic copies, you must request one. There is no charge to you for requesting a copy. Although proxy materials will continue to be available after the meeting, please make your request for a copy as instructed on the reverse side of this notice on or before April 12, 2008 to facilitate timely delivery in advance of the Annual Meeting.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends a vote FOR Items 1 and 2:

1.
To elect three Directors for terms of three years

        01 Kenneth R. Allen                        02 William L. Gipson                        03 Bill D. Helton

2.
To ratify the appointment of PricewaterhouseCoopers LLP as Empire's independent registered public accounting firm for the fiscal year ending December 31, 2008

The Board of Directors makes no recommendation for Item 3:

3.
To vote upon a non-binding advisory proposal to declassify the Board of Directors

4.
To transact such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

You may immediately vote your proxy on the Internet at:
www.eproxy.com/ede
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CDT) on April 23, 2008.
•	For shares allocable to The Empire District Electric Company 401(k) Plan and ESOP, your proxy must be received by 11:59 P.M. (CDT) on April 21, 2008.
•	Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.
Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

    Internet—Access the Internet and go to www.ematerials.com/ede. Follow the instructions to log in, and order copies.

    Telephone—Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

    Email—Send us an email at ep@ematerials.com with "EDE Materials Request" in the subject line.
    The email must include:

    •
    The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.

    •
    Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

    •
    If you choose email delivery you must include an email address.

    •
    If you would like this election to apply to delivery of material for all future meetings, write the word "Permanent" and include the last 4 digits of your Social Security Number or Tax Identification Number in the email.

Directions to the Annual Meeting being held at the Memorial Hall, 212 W. 8th Street, Joplin, Missouri, are as follows:

    To Joplin from the West: Take I-44 East until Exit 6 (MO-43 N., BUS I-44, Joplin, Racine). Turn left onto BUS I-44 (Main Street) and travel North 3.3 miles to 7th Street. Turn left on 7th Street for one block, then turn left on Joplin Avenue and the entrance to the Memorial Hall parking lot is on the right.

    To Joplin from the East: Take I-44 West until Exit 15 (BUS I-44 W, MO-66 W, Cimmarron Road). Exit onto MO-66 (E 7th Street) and continue West for 8.3 miles. Turn left on Joplin Avenue and the entrance to the Memorial Hall parking lot is on the right.

    To Joplin from the North: From MO-171, turn South on MO-43 (N Main Street Road) to 7th Street. Turn right on 7th Street for one block, then turn left on Joplin Avenue and the entrance to the Memorial Hall parking lot is on the right.

TWO ADDITIONAL WAYS TO VOTE

Vote by Internet		Vote by Telephone
It's fast, convenient, and your vote is immediately confirmed and registered. Go to Web site:		It's fast, convenient, and your vote is immediately confirmed and registered. Call toll-free on a touch-tone phone in the U.S. or Canada:
www.eproxy.com/ede		1-800-560-1965
	Follow these three easy steps:		Follow these three easy steps:
•	Read the accompanying Proxy Statement and Proxy Card.	•	Read the accompanying Proxy Statement and Proxy Card.
•	Go to Web site www.eproxy.com/ede	•	Call the toll-free phone number above.
•	Follow the simple instructions.	•	Follow the simple instructions.

VOTE 24 HOURS A DAY

DO NOT RETURN PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders on Thursday, April 24, 2008, at 10:30 A.M. (Central Daylight Time), at the Memorial Hall, 212 W. 8th Street, Joplin, Missouri.

        It is important that these shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials. You may vote by telephone or Internet or you may sign, date and return this proxy card.

The Empire District Electric Company 602 Joplin Street Joplin, MO 64801	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 24, 2008.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints W. L. Gipson, G. A. Knapp and J. S. Watson, and each of them, as proxies with power of substitution, and hereby authorizes them to represent and to vote, in accordance with the instructions on the reverse side, all shares of Common Stock of The Empire District Electric Company that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Memorial Hall, 212 W. 8th Street, Joplin, Missouri, on April 24, 2008, at 10:30 A.M. (CDT), or any adjournment thereof.

This proxy also provides voting instructions for shares held by VANGUARD FIDUCIARY TRUST COMPANY, TRUSTEE FOR THE EMPIRE DISTRICT ELECTRIC COMPANY 401(K) PLAN AND ESOP, and directs such Trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in the Plan. The Trustee will vote these shares as you direct. If no direction is given to the Trustee, the Plan's Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. For registered shares, this card should be voted, by Internet, telephone or mail, in time to reach the Company's proxy tabulator, Wells Fargo Shareowner Services, by 11:59 P.M. (CDT) on Wednesday, April 23, 2008. For shares allocable to the 401(k) Plan and ESOP, this card should be voted by 11:59 P.M. (CDT) on Monday, April 21, 2008. Individual proxy voting and voting instructions will be kept confidential.

See reverse for voting instructions.

COMPANY #
There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK ••• EASY ••• IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 P.M. (CDT) on April 23, 2008.

•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET—www.eproxy.com/ede—QUICK ••• EASY ••• IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 P.M. (CDT) on April 23, 2008.

•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to THE EMPIRE DISTRICT ELECTRIC COMPANY, c/o Shareowner ServicesY, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.
1.	To elect three Directors for terms of three years: 01 Kenneth R. Allen 02 William L. Gipson 03 Bill D. Helton	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Empire's independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	For	☐	Against	☐	Abstain
The Board of Directors makes no recommendation for Item 3.
3.	To vote upon a non-binding advisory proposal to declassify the Board of Directors.	☐	For	☐	Against	☐	Abstain
4.	Upon any other matter which may come before the meeting in their discretion.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.
Address Change? Mark Box ☐ Indicate changes below:		Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

THE EMPIRE DISTRICT ELECTRIC COMPANY 602 Joplin Avenue Joplin, Missouri 64801
THE EMPIRE DISTRICT ELECTRIC COMPANY 602 Joplin Avenue Joplin, Missouri 64801
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
THE EMPIRE DISTRICT ELECTRIC COMPANY 602 Joplin Avenue Joplin, Missouri 64801
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS April 24, 2008 1. GENERAL INFORMATION
2. MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING A. ELECTION OF DIRECTORS (Item 1 on Proxy Card)
CLASS I DIRECTORS Term Expiring at the 2009 Annual Meeting
CLASS II DIRECTORS Term Expiring at the 2010 Annual Meeting
B. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item 2 on Proxy Card)
C. NON-BINDING ADVISORY VOTE OF THE STOCKHOLDERS AS TO WHETHER TO DECLASSIFY THE BOARD OF DIRECTORS (Item 3 on Proxy Card)
3. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
4. EXECUTIVE COMPENSATION
7. STOCKHOLDER PROPOSALS FOR 2009 MEETING
8. HOUSEHOLDING
9. ELECTRONIC PROXY VOTING
10. INTERNET AVAILABILITY OF PROXY MATERIALS
11. DIRECTIONS TO THE ANNUAL MEETING
  COMPANY #
THE EMPIRE DISTRICT ELECTRIC COMPANY
ANNUAL MEETING OF STOCKHOLDERS Thursday, April 24, 2008 10:30 a.m. CDT Memorial Hall 212 W. 8th Street Joplin, Missouri 64801
Matters intended to be acted upon at the meeting are listed below.
To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via